                                   ID # 9001a
                                   12/94





                             HAWAIIAN AIRLINES, INC.

                        401(k) PLAN FOR FLIGHT ATTENDANTS

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

PROLOGUE .................................................................    1


ARTICLE I    DEFINITIONS .................................................    2


ARTICLE II   SERVICE RULES

   2.1    Vesting Service Rules .........................................    10
   2.2    Break In Service Rules ........................................    10
   2.3    Special Rule for Maternity or Paternity
          Absences and Certain Other Absences ...........................    11
   2.4    Employment By Associated Companies ............................    11
   2.5    Transfers of Participants .....................................    11


ARTICLE III  ELIGIBILITY

   3.1    Eligibility To Become A Participant ...........................    13
   3.2    Re-Employment Rules ...........................................    13


ARTICLE IV   CONTRIBUTIONS

   4.1    Salary Reduction Contributions ................................    14
   4.2    Participating Employer Contributions ..........................    15
   4.3    Participant Contributions .....................................    16
   4.4    Matching Contributions ........................................    16
   4.5    Time For Making Contributions .................................    16
   4.6    Return of Contributions .......................................    16


ARTICLE V    CONTRIBUTION LIMITATIONS OF SECTIONS
             402(g), 401(k), and 401(m)

   5.1    Definitions ...................................................    18
   5.2    Section 402(g) Limitations on Salary
          Reduction Contributions .......................................    20
   5.3    Section 401(k) Limitations on Elective
          Deferral Contributions ........................................    21
   5.4    Section 401(m) Limitations on
          Matching Contributions ........................................    24
   5.5    Combined Section 401(k) and Section
          401(m) Limitations ............................................    26



                                       (i)

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE VI   MAXIMUM CONTRIBUTION AND BENEFIT
             LIMITATIONS

   6.1    Limitation On Annual Additions To The
          Plan -- No Participation In Other
          Defined Contribution Arrangement ..............................    28
   6.2    Limitation on Annual Additions To The
          Plan -- Participation In Another
          Defined Contribution Arrangement ..............................    28
   6.3    Limitation on Annual Additions To The
          Plan -- Participation In Defined
          Benefit Plan ..................................................    30
   6.4    Definitions ...................................................    30


ARTICLE VII  TRUST AND INVESTMENT PROVISIONS

   7.1    Assets To Be Held by Trustee ..................................    35
   7.2    Appointment of Investment Manager .............................    35
   7.3    Commingling of Assets .........................................    35
   7.4    No Investment in Participating
          Employers .....................................................    36
   7.5    Adjustment Of Accounts For Income
          Or Loss .......................................................    36


ARTICLE VIII  VESTING AND DISTRIBUTIONS

   8.1    Vested Rights To Accounts .....................................    38
   8.2    Distributions .................................................    38
   8.3    Special Distribution Rules ....................................    42
   8.4    Loans .........................................................    44
   8.5    Section 401(a)(31) Eligible Distributions .....................    45


ARTICLE IX   ADMINISTRATION OF THE PLAN

   9.1    Administration ................................................    47
   9.2    Expenses of the Plan ..........................................    47
   9.3    Records .......................................................    47
   9.4    Authorization of Benefit Payments .............................    48
   9.5    Misc. Company Duties ..........................................    48
   9.6    Fiduciary Responsibilities ....................................    48
   9.7    Bonding, Indemnification, Insurance ...........................    48
   9.8    Claims Procedure ..............................................    49


                                      (ii)

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE X    PARTICIPATION BY AFFILIATED
             EMPLOYERS; PORTABILITY

  10.1    Participation of Affiliated Employer ...........................   50
  10.2    Withdrawal of Participating Employer ...........................   50


ARTICLE XI   AMENDMENT, TERMINATION, AND MERGER

  11.1    Amendment ......................................................   51
  11.2    Termination or Discontinuance ..................................   51
  11.3    Merger .........................................................   52


ARTICLE XII  MISCELLANEOUS

  12.1   Right to Employment or Benefits .................................   53
  12.2   Inalienability ..................................................   53
  12.3   Misc. Payment of Benefit Rules ..................................   53
  12.4   Changes to Plan Necessary to Qualify
         Under ERISA and the Code ........................................   54
  12.5   Company Action ..................................................   54
  12.6   Construction of Plan ............................................   54
  12.7   Top-Heavy Rules .................................................   55


Appendix 1  Distribution Requirements ....................................   56

Appendix 2  Letter Agreement Establishing
            Retirement Board .............................................   64


                                      (iii)

                                    PROLOGUE

     Effective as of January 1, 1989, the Retirement Plan for Flight Attendants of Hawaiian Airlines, Inc. is hereby amended and restated in its entirety. The Plan is intended to qualify as a profit sharing plan under Section 401(a) of the Internal Revenue Code of 1986, as amended, and meet the requirements of a qualified cash or deferred arrangement under Section 401(k) of such Code.

     Unless otherwise specifically provided for herein or by law, the provisions set forth herein shall determine as of January 1, 1989 the rights and benefits of all employees who terminate employment on or after said date. Unless otherwise specifically provided herein or by law, the rights and benefits of eligible employees who terminated employment on or before December 31, 1988 shall be determined in accordance with the provisions of this Plan as in effect on the date their employment terminated.

                                      ARTICLE I
                                     DEFINITIONS

         As used herein the following terms shall have the following meanings unless the context clearly requires otherwise. Whenever appropriate, words used in the singular may include the plural and vice versa, and the masculine gender shall always include the feminine gender.

         1.1 "Accounts" shall mean the Participant's Participating Employer Contribution Account, Salary Reduction Contribution Account, Participant Investment Account, and Matching Account.

         1.2  "Association" shall mean the Association of  Flight Attendants.

         1.3 "Associated Company" shall mean (i) a corporation that is a member of the same controlled group of corporations (within the meaning of Section 1563(a) of the Code, determined without regard to Section 1563(a)(4) and (e)(3)(C) of the Code) as a Participating Employer, (ii) an entity under common control (within the meaning of Section 414(c) of the Code) with a Participating Employer, (iii) a member of an affiliated service group (within the meaning of Section 414(m) of the Code) with a Participating Employer, or
(iv) any other entity required to be aggregated with a Participating Employer pursuant to Section 414(o) of the Code and the regulations thereunder.

         1.4 "Beneficiary" shall mean the Participant's surviving spouse. If the Participant is not married or if the Participant wishes to designate a Beneficiary other than his/her spouse, he/she may do so on a form furnished for that purpose by the Company and filed with the Company. Such a designation of a Beneficiary other than a spouse shall not be effective unless consented to by the Participant's spouse in a written instrument (i) in which the spouse acknowledges the effect of such election and (ii) witnessed by an authorized representative of the Plan or a notary public. Such written consent shall not be required if it is established to the satisfaction of the authorized representative of the Plan that such consent may not be obtained because there is no spouse, the spouse cannot be located, or such other circumstances as Treasury Regulations may prescribe. If a Participant fails to make any designation, the person so designated shall not survive the Participant, or the legal entity so designated shall no longer be in existence or shall be legally incapable of receiving benefits hereunder, Beneficiary shall mean the Participant's spouse, or if there is no surviving spouse, the executor, administrator, or other proper legal representative of the Participant's estate.

         1.5  "Board" shall mean the Board of Directors of  the Company.

         1.6 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or such other provision of law of similar purport as may at any time be substituted therefor.

         1.7 "Company" shall mean Hawaiian Airlines, Inc. or any successor corporation.

         1.8 "Compensation" shall mean the total salary, wages, and other monetary remuneration, if any, paid to a Participant by a Participating Employer during the period he/she is a Participant that is required to be set forth on the Participant's Form W-2 for a particular Plan Year and any amount that is contributed by a Participating Employer pursuant to a salary reduction agreement and is not includible in the Participant's gross income under
Section 125, 402(e)(3), 402(h)(l)(B), or 403(b) of the Code. Compensation shall include amounts paid by a Participating Employer to or on behalf of the Participant as per diem or expense allowance. If the U.S. income tax treatment of "fringe benefits" (such as, but not limited to, group life and health insurance) is changed so that any such benefit becomes taxable to the Employee, the Company and the Association shall meet and negotiate under the Railway Labor Act concerning whether such benefits shall be included as Compensation.

         For Plan Years beginning after December 31, 1988  and before January
1, 1994, the Compensation of each Participant taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed $200,000 (hereinafter the "$200,000 limitation"). For each such Plan Year, this limitation shall be adjusted by the Secretary of the Treasury at the same time and in the same manner as under Section 415(d) of the Code, except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning in such calendar year and the first adjustment to the $200,000 limitation shall be effective on January 1, 1990.

         For Plan Years beginning on or after January 1, 1994, the annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed $150,000, as adjusted for increases in the cost-of-living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year shall apply to any determination period beginning in such calendar year.

         If Compensation for any prior determination period shall be taken into account in determining a Participant's allocations for the current Plan Year, the Compensation for that prior determination period shall be subject to the applicable annual Compensation limit in effect for that prior determination period. For this purpose, in determining allocations in Plan Years beginning on or after January 1, 1989, the annual Compensation limit in effect for determination periods beginning before that date shall be $200,000. In addition, in determining allocations in Plan Years beginning on or after January 1, 1994, the annual Compensation limit in effect for determination periods beginning before that date shall be $150,000.

         If a determination period contains fewer than 12 months, then the annual Compensation limit shall be an amount equal to the otherwise applicable annual Compensation limit multiplied by a fraction, the numerator of which is the number of months in the short determination period and the denominator of which is 12.

         In determining the Compensation of a Participant for purposes of this limitation the rules of Section 414(q)(6) of the Code shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If as a result of the application of such rules the adjusted annual Compensation limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Section 1.8 prior to the application of this limitation.

         1.9 "Disability" shall mean a mental or physical illness or injury that prohibits the Participant from performing the duties of his/her occupation as an Employee for a period of three consecutive months from the date he/she was last actively employed on a full-time basis or is of a nature that can be reasonably expected to be of a long and indefinite duration or to terminate in death, except any such illness or injury resulting from (i) habitual use of alcoholic beverages or addiction to narcotics or harmful drugs or
(ii) intentionally self-inflicted injury. The Retirement Board shall determine the existence and continuance of a Disability.

         1.10 "Eligible Employee" shall mean a Participant who is eligible to receive an allocation of Salary Reduction Contributions for all or a portion of the Plan Year.

         1.11 "Employee" shall mean an employee of a Participating Employer whose name appears on the Flight Attendants System Seniority List.

         1.12 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, or any other provision of law of similar purport as may at any time be substituted therefor.

         1.13 "Family Member" shall mean the Participant's spouse, lineal ascendants or descendants, and the spouses of such lineal ascendants and descendants.

         1.14 "Highly Compensated Employee" shall mean a "highly compensated active employee" and a "highly compensated former employee." A "highly compensated active employee" includes any employee who performs service for a Participating Employer during the determination year and who during the look-back year (i) received compensation (as defined in Section 415(c)(3) of the Code) from a Participating Employer in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Code), (ii) received compensation (as defined in
Section 415(c)(3) of the Code) from a Participating Employer in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year, or (iii) was an officer of a Participating Employer and received compensation (as defined in Section 415(c)(3) of the Code) during such year that was greater than 50% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code. In addition, a "highly compensated active employee" includes (i) an employee who is both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and is one of the 100 employees who received the most compensation (as defined in Section 415(c)(3) of the Code) from a Participating Employer during the determination year and (ii) an employee who is a 5% owner of a Participating Employer at any time during the look-back year or determination year. If no officer has satisfied the compensation requirement of (iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a highly compensated employee.

         A "highly compensated former employee" includes any Employee who separated from service or was deemed to have separated prior to the determination year, performs no service for a Participating Employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the his/her 55th birthday.

         If during a determination year or look-back year an employee is a Family Member of either a 5% owner who is an active or former employee or a Highly Compensated Employee who is one of the ten most Highly Compensated Employees ranked on the basis of compensation (as defined in Section 415(c)(3) of the Code) paid by a Participating Employer during such year, then the Family Member and the 5% owner or top-ten Highly Compensated Employee shall be aggregated. In such case, the Family Member and 5% owner or top-ten Highly Compensated Employee shall be treated as a single employee receiving compensation (as defined in Section 415(c)(3) of the Code) and Plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the Family Member and 5% owner or top-ten Highly Compensated Employee. The determination of who is a Highly Compensated Employee (including the determinations of the number and identity of employees in the top-paid group, the top 100 employees, the number of employees treated as officers, and the compensation (as defined in Section 415(c)(3) of the Code) that is considered shall be made in accordance with Section 414(q) of the Code.

         For these purposes, the "determination year" shall be the Plan Year and the "look-back year" shall be the 12-month period immediately preceding the determination year.

         A "non-Highly Compensated Employee" is an Employee who is not a Highly Compensated Employee.

         1.15 "Hour of Service" shall mean:

              (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for a Participating Employer. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed;

              (b) Each hour for which an Employee is paid, or entitled to payment, by a Participating Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence; and

              (c) Each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by a Participating Employer. The same Hours of Service shall not be credited under subparagraph (a) or subparagraph (b), as the case may be, and under this subparagraph (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made.

         The Hour of Service rules stated in Department of Labor Regulations
Section 2530.200b-2(b) and (c) are herein incorporated by reference. For eligibility and vesting purposes, Hours of Service shall be credited for employment with an Associated Company that is not a Participating Employer. Hours of Service shall also be credited for any individual considered an Employee for purposes of the Plan under Section 414(n) or (o) of the Code and the regulations thereunder.

         1.16 "Matching Account" shall mean an account maintained for each Participant that represents such Participant's proportion of the value of the assets of the Trust Fund arising from Matching Contributions on behalf of the Participant pursuant to Section 4.4 for service after December 31, 1993.

         1.17 "Matching Contributions" shall mean contributions made by the Participating Employers pursuant to Section 4.4 to a Participant's Matching Account.

         1.18 "Normal Retirement Age" shall mean the first day of the month coinciding with or immediately following a Participant's 60th birthday. "Early Retirement Age" shall mean, the first day of any month prior to the Participant's Normal Retirement Age that coincides with or follows the Participant's 40th birthday and completion of five years of Vesting Service.

         1.19 "One-Year Break in Service" shall mean severance from the employment of all Associated Companies for a 12-consecutive month period.

         1.20 "Participant" shall mean any person who has satisfied the eligibility requirements of Article III and whose Accounts remain in the Plan and allocated to him/her. An "active Participant" shall mean a Participant during the period he/she is employed in an eligible class of Employees and is, therefore, eligible to receive an allocation of Salary Reduction Contributions, Participating Employer Contributions, and Matching Contributions.

         1.21 "Participant Investment Account" shall mean an account maintained for each Participant that represents such Participant's proportion of the value of the assets of the Trust Fund arising from his/her "Regular Contribution Account" and "Optional Contribution Account" as such existed on December 31, 1988 and from his/her contributions to the Plan pursuant to Section 4.3 for service after December 31, 1988.

         1.22 "Participating Employer" shall mean the Company and any other employer that the Company authorizes to be a Participating Employer pursuant to
Article XI.

         1.23 "Participating Employer Contribution Account" shall mean an account maintained for each Participant that represents such Participant's proportion of the value of the assets of the Trust Fund arising from his/her "Company Contribution Account" as it existed on December 31, 1988 and Participating Employer contributions on behalf of the Participant pursuant to
Section 4.2 for service after December 31, 1988.

         1.24 "Plan" shall mean the Hawaiian Airlines, Inc. 401(k) Plan for Flight Attendants, as set forth herein and any amendments hereto. Until the amendment and restatement effective as of January 1, 1989, the Plan was known as the "Retirement Plan for Flight Attendants of Hawaiian Airlines, Inc."

         1.25 "Plan Year" shall mean the calendar year.

         1.26 "Qualified Joint and Survivor Annuity" shall mean an annuity (i) for the life of the Participant with a survivor annuity for the life of the spouse of the Participant to whom he/she is married at the time the distribution of his/her Accounts commences that is one-half of the amount of the annuity payable during the joint lives of the Participant and the Participant's spouse, and (ii) that is the actuarial equivalent of a single life annuity for the life of the Participant.

         1.27 "Retirement Board" shall mean the Board established under a separate agreement between the Company and the Association.

         1.28 "Salary Reduction Contribution Account" shall mean an account maintained for each Participant that represents such Participant's proportion of the value of the assets of the Trust Fund arising from the Salary Reduction Contributions made on his/her behalf.

         1.29 "Salary Reduction Contributions" shall mean contributions made by the Participating Employer on a Participant's behalf pursuant to Section 4.1.

         1.30 "Trust Fund" shall mean all cash and property received and/or held by a Trustee pursuant to the Plan and a related trust agreement and all income, profits, or increments therefrom or thereto.

         1.31 "Trustee" shall mean any bank or trust company appointed by the Company.

         1.32 "Vesting Service" shall mean a period for which vesting credit is granted pursuant to the provisions of Section 2.1.

                                      ARTICLE II
                                    SERVICE RULES

SECTION 2.1  VESTING SERVICE RULES.

         (a) Vesting Service shall be granted for the period of time beginning with the date the Employee commences employment with a Participating Employer to the date the Employee terminates employment with all of the Participating Employers.

         (b) If a person who was formerly employed by a Participating Employer is re-employed by a Participating Employer, Vesting Service shall be granted for the period of time beginning with the date the Employee commences re-employment to the date the Employee subsequently terminates employment with all of the Participating Employers.

         (c) If an Employee subject to Section 2.1(b) is so re-employed within the 12-consecutive months following the date on which the Employee terminated employment, Vesting Service shall also be granted for the period commencing with such termination date and ending with such re-employment date.

         (d) Except as provided in Section 2.2, all of an Employee's Vesting Service shall be recognized for purposes of the Plan.

SECTION 2.2  BREAK IN SERVICE RULES.

         (a) Vesting Service for service prior to January 1, 1976 shall be disregarded if such service would have been disregarded under the rules of the Plan with regard to continuous service on the applicable date.

         (b) Vesting Service for service prior to January 1, 1985 shall be disregarded if such service would have been disregarded under the rules of the Plan in effect on December 31, 1984.

         (c) If an Employee who does not have a vested right to his/her Participating Employer Contribution Account incurs a One-Year Break in Service, Vesting Service granted prior to such One-Year Break in Service shall be disregarded after the continuous period of severance equals or exceeds the greater of (i) the Employee's Vesting Service credited prior to such One-Year Break in Service or (ii) five years.

         (d) Vesting Service credited after five consecutive One-Year Breaks in Service that commenced after December 31, 1984 shall not be taken into account for purposes of increasing the Employee's vested interest in his/her Participating Employer Contribution Account or Matching Account that accrued before such break in service.

SECTION 2.3 SPECIAL RULE FOR MATERNITY OR PATERNITY ABSENCES AND CERTAIN OTHER ABSENCES.

         (a) If an Employee is absent from work for any period (i) by reason of her pregnancy, the birth of his/her child, or the placement of a child with him/her in connection with his/her adoption of such child or (ii) for purposes of his/her caring for such child for a period beginning immediately following such birth or placement, the Employee shall be credited with additional Vesting Service equal to the lesser of such period or 12 months. The period between the first and second anniversaries of the first date of such absence shall not be regarded as a period of service or a period of severance.

         (b) If an Employee is absent from work for any period due to illness, accident, layoff, authorized leave of absence, service in the armed forces, or a labor-management dispute between a Participating Employer and the Association, the Employee shall not be regarded as incurring a One-Year Break in Service on account of such absence, provided he/she returns to employment within the time specified by the Participating Employer.

SECTION 2.4  EMPLOYMENT BY ASSOCIATED COMPANIES.

         If an individual is at any time employed by a company while it is an Associated Company, such employment shall (subject to Sections 2.1 through 2.3) be treated as employment by a Participating Employer for purposes of participation in the Plan and determining such individual's Vesting Service. However, the individual shall not be an active Participant for any such service with any Associated Company during the period the Associated Company is not a Participating Employer. If the Participant is terminated while in the employ of the Associated Company, he/she shall be treated in the same manner as if he/she had been terminated while in the employ of a Participating Employer.

SECTION 2.5  TRANSFERS OF PARTICIPANTS.

         If a Participant is transferred to another position in a Participating Employer so that he/she is no longer eligible to participate in the Plan, he/she shall be immediately eligible to participate in the pension plan for the group of employees to which he/she is transferred, provided he/she otherwise satisfies the eligibility requirements of such plan.

                                     ARTICLE III
                                     ELIGIBILITY

SECTION 3.1  ELIGIBILITY TO BECOME A PARTICIPANT.

         Each Employee as of January 1, 1989 who was a Participant in the Plan on December 31, 1988 or who on or prior to December 31, 1988 has completed one year of Vesting Service shall become a Participant as of January 1, 1989. Thereafter, an Employee shall become a Participant as of the first day of the month coincident with or next following the date upon which he/she has completed one year of Vesting Service.

SECTION 3.2  RE-EMPLOYMENT RULES.

         (a) A former Participant shall become an active Participant immediately upon his/her return to the employ of a Participating Employer in an eligible class of Employees.

         (b) A former Employee who was not a Participant at the time of his/her termination of service shall be considered a new Employee for eligibility purposes, if the number of consecutive One-Year Breaks in Service equal or exceed the greater of (i) the aggregate number of years of Vesting Service before such break in service or (ii) five. If such former Employee's years of Vesting Service before such termination exceed the number of consecutive One-Year Breaks in Service after such termination, such Employee's prior Vesting Service shall not be disregarded.

         (c) If a Participant becomes ineligible to participate because he/she is no longer a member of an eligible class of Employees, he/she shall become an active Participant immediately upon his/her return to an eligible class of Employees.

         (d) If an Employee who is not a member of the eligible class of Employees becomes a member of the eligible class, such Employee shall become an active Participant immediately if he/she has satisfied the requirements of
Section 3.1 and would have previously become a Participant had he/she been in the eligible class.

                                      ARTICLE IV
                                    CONTRIBUTIONS

SECTION 4.1  SALARY REDUCTION CONTRIBUTIONS.

         (a) Effective as of March 1, 1990 or such other date as the Company and the Association shall agree upon, in consideration of an active Participant's reduction in salary pursuant to a salary reduction agreement under
Section 4.1(c), the Participating Employer shall (subject to Articles V and VI) make Salary Reduction Contributions to the Participant's Salary Reduction Contribution Account in an amount equal to the amount by which his/her Compensation was reduced.

         (b) For Federal tax purposes (and, wherever permitted, for state tax purposes) Salary Reduction Contributions shall be deemed to be contributions by a Participating Employer.

         (c) (1) An active Participant shall authorize Salary Reduction Contributions by completing a salary reduction agreement form furnished by and filed with the Company on which he/she (i) designates the rate of Salary Reduction Contributions to be made on his/her behalf and (ii) agrees to comply with the provisions of the Plan and to provide such information as may be necessary for the administration of the Plan.

              (2) A salary reduction agreement must be received by the Company at least 30 days prior to the first day of the pay period as of which the Participant's Salary Reduction Contributions are to commence. If a Participant does not enter into a salary reduction agreement as of the initial date he/she is eligible therefor, he/she may thereafter enter into a salary reduction agreement as of a subsequent January 1, April 1, July 1, or October 1 provided such agreement is received by the Company at least 30 days prior to such January 1, April 1, July 1, or October 1.

              (3) A salary reduction agreement shall provide that the Participant agrees to accept a reduction in Compensation from a Participating Employer equal to any whole percentage of his/her Compensation. For periods prior to January 1, 1994, such percentage may not exceed 15% of his/her Compensation. For periods after December 31, 1993, such percentage may not exceed 12% of his/her Compensation.

              (4) A salary reduction agreement shall remain in effect until amended or revoked. A salary reduction agreement may be amended effective as of January 1, April 1, July 1, or October 1 provided such amendment is received by the Company at least 30 day prior to such January 1, April 1, July 1, or October
1. A salary reduction agreement may be revoked effective as of the first day of any pay period, provided such revocation is received by the Company at least 30 days prior to the first day of the pay period as of which such revocation is to be effective. Pursuant to such an amendment, a Participant may increase or decrease the rate of salary reduction (and Salary Reduction Contributions). Pursuant to such a revocation, a Participant may discontinue salary reduction (and Salary Reduction Contributions).

              (5) After an amendment additional amendments may only be made, and after a revocation Salary Reduction Contributions may be resumed only, as of a January 1, April 1, July 1, or October 1 following the amendment or revocation. Such an amendment or election to resume must be received by the Company at least 30 days prior to such January 1, April 1, July 1, or October 1.

         (d) The Company may amend or revoke a salary reduction agreement with any Participant at any time if the Company determines that such revocation or amendment is necessary to satisfy the requirements of Articles V and VI.

SECTION 4.2  PARTICIPATING EMPLOYER CONTRIBUTIONS.

         Subject to Article VI, the Participating Employer shall (regardless of its profits) contribute each month to each Participant's Participating Employer Contribution Account the following amounts:

         (a) For the period from January 1, 1989 through June 30, 1989 -- 5.25% of the Participant's Compensation.

         (b) For the period from July 1, 1989 through December 31, 1991 -- 6.25% of the Participant's Compensation.

         (c) For the period from January 1, 1992 through December 31, 1993 -- 7.00% of the Participant's Compensation.

         (d) On and after January 1, 1994 -- 5.00% of the Participant's Compensation.

SECTION 4.3  PARTICIPANT CONTRIBUTIONS.

         Subject to Articles V and VI, until February 28, 1990 or such other date as the Company and the Association shall agree upon, a Participant may contribute to his/her Participant Investment Account in even percentage of Compensation up to a maximum of 10%. Effective as of March 1, 1990 or such other date as the Company and the Association shall agree upon, a Participant may not contribute to his/her Participant Investment Account.

SECTION 4.4  MATCHING CONTRIBUTIONS.

         Subject to Articles V and VI, for each Plan Year that commences on or after December 31, 1993 each Participant's Matching Account shall be allocated a Matching Contribution equal to the lesser of (i) 2% of the Participant's Compensation during such Plan Year or (ii) the aggregate of the Participant's Salary Reduction Contributions for such Plan Year.

SECTION 4.5  TIME FOR MAKING CONTRIBUTIONS.

         All contributions of the Company and the Participants shall be deposited in the Trust Fund by the 20th day of the month following the month to which they apply, provided that no contribution shall be made after the date prescribed by law.

SECTION 4.6  RETURN OF CONTRIBUTIONS.

         (a)  All contributions to the Plan pursuant to Sections 4.1, 4.2, and
4.3 are conditioned upon deductibility under Section 404 of the Code. If such deduction shall be denied, a Participant shall be entitled to a distribution of the affected amounts, if any, of his/her Salary Reduction Contribution Account (as adjusted in each case for any earnings or losses thereon); affected amounts, if any, of the Participating Employer Contribution Accounts (as adjusted in each case for any earnings or losses thereon); affected amounts, if any, of the Participant Investment Account (as adjusted in each case for any earnings or losses thereon); and affected amounts, if any, of the Matching Account (as adjusted in each case for any earnings or losses thereon). In addition, the Association and the Company shall meet to negotiate the form of future Participating Employer contributions and Matching Contributions, provided that in no event shall there be a gap in contributions made due to the disqualification. Such distributions shall be made as soon as practicable, but in any event within one year after denial of such deduction.

         (b) If a contribution is made by a mistake of fact, (i) a Participant shall be entitled to a distribution of the affected amounts, if any, of his/her Salary Reduction Contribution Account or Participant Investment Account (as adjusted in each case for any earnings or losses thereon) and (ii) the Participating Employer shall be entitled to a distribution of the affected amounts, if any, of the Participating Employer Contribution Accounts and Matching Accounts (as adjusted for any earnings or losses thereon). Such distributions shall be made as soon as practicable, but in any event within one year after of the making of such contribution.

                                      ARTICLE V
                             CONTRIBUTION LIMITATIONS OF
                         SECTIONS 402(g), 401(k), AND 401(m)

SECTION 5.1  DEFINITIONS.

         In addition to the definitions in Article I, the following definitions shall apply for purposes of this Article V:

         (a) "Actual Deferral Percentage" for a specified group of Eligible Employees for a Plan Year shall mean the average of the ratios (calculated separately for each Eligible Employee in such group) of (i) the amount of the contributions actually paid over to the Trust Fund on behalf of each such Employee for such Plan Year to (ii) such Employee's Compensation for such Plan Year, whether or not the Employee was an Eligible Employee for the entire Plan Year. Contributions on behalf of any Participant shall include any Salary Reduction Contributions made pursuant to the Participant's salary reduction election (including Excess Elective Deferrals of Highly Compensated Employees), but excluding Excess Elective Deferrals of non-Highly Compensated Employees that arise solely from Salary Reduction Contributions made under this Plan or any other plans of a Participating Employer. An Eligible Employee who is eligible to but does not make any Salary Reduction Contributions for a Plan Year shall be treated as a Participant on whose behalf no Salary Reduction Contributions are made.

         (b) "Aggregate Limit" shall mean the sum of (i) 125% of the greater of the Actual Deferral Percentage of the group of Eligible Employees who are non-Highly Compensated Employees or the Average Contribution Percentage of such group for the Plan Year beginning with or within the Plan Year and (ii) the lesser of 200% or two plus the lesser of such Actual Deferral Percentage or Average Contribution Percentage. "Lesser" shall be substituted for "greater" in
(i) in the prior sentence and "greater" shall be substituted for "lesser" after "two plus the" in (ii) in the prior sentence if it would result in a larger Aggregate Limit.

         (c) "Average Contribution Percentage" shall mean the average (expressed as a percentage) of the Contribution Percentages of the Eligible Employees in a group.

         (d)  "Compensation" shall mean Compensation as defined in Section
6.4(b).

         (e) "Contribution Percentage" shall mean the ratio (expressed as a percentage) of the Participant's Contribution Percentage Amounts to the Participant's Compensation, whether or not he/she was a Participant for the entire Plan Year.

         (f) "Contribution Percentage Amounts" shall mean the Matching Contributions made to the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Elective Deferrals, Excess Contributions, or Excess Aggregate Contributions. Salary Reduction Contributions shall also be included in the Contribution Percentage Amounts so long as the Actual Deferral Percentage test is met before the Salary Reduction Contributions are used in the Average Contribution Percentage test and continues to be met following the exclusion of those Salary Reduction Contributions that are used to meet the Average Contribution Percentage test.

         (g) "Excess Aggregate Contributions" shall mean with respect to any Plan Year the excess of (i) the aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage made on behalf of Highly Compensated Employees for such Plan Year over (ii) the maximum Contribution Percentage Amounts permitted by the Average Contribution Percentage test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages, beginning with the highest of such percentages). Such determination shall be made after first determining Excess Elective Deferrals pursuant to Section 5.2 and then determining Excess Contributions pursuant to Section 5.3.

         (h) "Excess Contributions" shall mean with respect to any Plan Year the excess of (i) the aggregate amount of contributions actually taken into account in computing the Actual Deferral Percentage of Highly Compensated Employees for such Plan Year over (ii) the maximum amount of such contributions permitted by the Actual Deferral Percentage test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the Actual Deferral Percentages, beginning with the highest of such percentages).

         (i) "Excess Elective Deferrals" shall mean the Salary Reduction Contributions that are includible in a

Participant's gross income under Section 402(g) of the Code to the extent such Participant's Salary Reduction Contributions for a taxable year exceed the dollar limitation under Section 402(g). Excess Elective Deferrals shall be treated as Annual Additions under Section 6.4 of the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant's taxable year.

SECTION 5.2  SECTION 402(g) LIMITATIONS ON SALARY REDUCTION CONTRIBUTIONS.

         (a) No Participant shall be permitted to have Salary Reduction Contributions made under this Plan or any other qualified plan maintained by a Participating Employer during any taxable year in excess of the dollar limitation contained in Section 402(g) of the Code in effect at the beginning of such taxable year.


         (b) A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Company on or before March 1 of the applicable year of the amount of the Excess Elective Deferrals to be assigned to the Plan. A Participant shall be deemed to notify the Company of any Excess Elective Deferrals that arise by taking into account only those Salary Reduction Contributions made to this Plan and any other plans of a Participating Employer.

         (c) Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 of each year to the Participant to whose account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year.

         (d) The Participant's claim must (i) be in writing, (ii) be submitted to the Company not later than March 1 of the applicable year, (iii) specify the amount of the Participant's Excess Elective Deferrals for the preceding calendar year, and (iv) be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Elective Deferrals (when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k), or 403(b) of the Code) shall exceed the limit imposed on the Participant by Section 402(g) of the Code for the year in which the deferral occurred.

         (e) The Excess Elective Deferrals shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Elective Deferrals shall be the sum of:

              (i) the income or loss allocable to the Participant's Salary Reduction Contribution Account for the taxable year multiplied by a fraction, the numerator of which is such Participant's Excess Elective Deferrals for the year and the denominator of which is the balance of the Participant's Salary Reduction Contribution Account without regard to any income or loss occurring during such taxable year; and

              (ii) 10% of the amount determined under (i) above multiplied by the number of whole calendar months between the end of the Participant's taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th day of such month.

The amount of Excess Elective Deferrals that may be distributed with respect to a Participant shall be reduced by any Excess Contributions previously distributed or recharacterized with respect to such Participant for the Plan Year beginning with or within such taxable year. In no event may the amount distributed exceed the Participant's total Salary Reduction Contributions for such taxable year.

SECTION 5.3  SECTION 401(k) LIMITATIONS ON ELECTIVE DEFERRAL CONTRIBUTIONS.

         (a) ACTUAL DEFERRAL PERCENTAGE TESTS. For each Plan Year the Company shall review the contributions on behalf of each Eligible Employee in order to determine whether such contributions with respect to all Eligible Employees satisfy one of the following tests:

              (1) The Actual Deferral Percentage for the group of Eligible Employees who are Highly Compensated Employees for such Plan Year does not exceed the Actual Deferral Percentage of all other Eligible Employees for such Plan Year multiplied by 1.25.

              (2) The Actual Deferral Percentage for the group of Eligible Employees who are Highly Compensated Employees for such Plan Year does not exceed the Actual Deferral Percentage for all other Eligible Employees for such Plan Year multiplied by two, provided that the Actual Deferral Percentage for the group of Highly Compensated Employees does not exceed the Actual Deferral Percentage of such other Eligible Employees by more than two percentage points.

         (b)  ACTUAL DEFERRAL PERCENTAGE RULES.

              (1) The Actual Deferral Percentage for any Eligible Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to have contributions allocated to his/her account under two or more arrangements described in Section 401(k) of the Code that are maintained by a Participating Employer shall be determined as if such contributions were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Section 401(k) of the Code.

              (2) For purposes of determining the Actual Deferral Percentage of an Eligible Employee who is a 5% owner or one of the ten most highly-paid Highly Compensated Employees, the contributions and Compensation of such Eligible Employee shall include the contributions and Compensation for the Plan Year of Family Members. Family members with respect to such Highly Compensated Employees shall be disregarded as separate Eligible Employees in determining the Actual Deferral Percentage both for Eligible Employees who are non-Highly Compensated Employees and for Eligible Employees who are Highly Compensated Employees.

              (3) If this Plan satisfies the requirements of Sections 401(a)(4), 401(k), or 410(b) of the Code only if aggregated with one or more other plans or if one or more other plans satisfy such requirements only if aggregated with this Plan, then this Section 5.3 shall be applied by determining the Actual Deferral Percentages of Eligible Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year.

              (4) For purposes of determining the Actual Deferral Percentage test, contributions must be made before the last day of the 12-month period immediately following the Plan Year to which contributions relate.

              (5)The Company shall maintain records sufficient to demonstrate satisfaction of the Actual Deferral Percentage test.

              (6) The determination and treatment of the contributions and the Actual Deferral Percentage of any Eligible Employee shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

         (c)  REDUCTIONS OF EXCESS CONTRIBUTIONS

              (1) Notwithstanding any other provision of the Plan, Excess Contributions (plus any income and minus any loss allocable thereto) shall be distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess Contributions were allocated for the preceding Plan Year. If such excess amounts are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10% excise tax shall be imposed on the Participating Employer with respect to such amounts. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such employees. Excess Contributions of Participants who are subject to the family member aggregation rules of Section 414(q)(6) of the Code shall be allocated among the family members in proportion to the contributions (and amounts treated as contributions) of each family member that is combined to determine the combined Actual Deferral Percentage.

              (2) Excess Contributions shall be treated as Annual Additions under Section 6.4 of the Plan.

              (3) Excess Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to such Excess Contributions shall be the sum of:

                   (i)  the income or loss allocable to the Participant's
Salary Reduction Contribution Account for the Plan Year for which the Excess Contributions occurred multiplied by a fraction, the numerator of which is the Participant's Excess Contributions for the year and the denominator of which is the balance of the Participant's Salary Reduction Contribution Account as of the end of the Plan Year without regard to any income or loss occurring during such Plan Year; and

                   (ii) 10% of the amount determined under (i) above multiplied by the number of whole calendar months between the end of such taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th day of such month.

              (4) Excess Contributions shall be distributed from the Participant's Salary Reduction Contribution Account.

SECTION 5.4  SECTION 401(m)  LIMITATIONS  ON MATCHING CONTRIBUTIONS.

         (a) AVERAGE CONTRIBUTION PERCENTAGE TESTS. For each Plan Year the Company shall review Matching Contributions on behalf of each Eligible Employee to determine whether such contributions with respect to all Participants satisfy one of the following tests:

              (1) The Average Contribution Percentage for the group of Eligible Employees who are Highly Compensated Employees for such Plan Year does not exceed the Average Contribution Percentage for the group of all other Eligible Employees for the Plan Year multiplied by 1.25.

              (2) The Average Contribution Percentage for the group of Eligible Employees who are Highly Compensated Employees for such Plan Year does not exceed the Average Contribution Percentage for the group of all other Eligible Employees for the Plan Year multiplied by two, provided that the Average Contribution Percentage for the group of Eligible Employees who are Highly Compensated Employees does not exceed the Average Contribution Percentage for such other Eligible Employees by not more than two percentage points.

         (b)  AVERAGE CONTRIBUTION PERCENTAGE RULES.

              (1) The Contribution Percentage for any Eligible Employee who is a Highly Compensated Employee eligible for Matching Contributions to his/her account under two or more plans or arrangements described in Section 401(k) of the Code that are maintained by a Participating Employer shall be determined as if the total of such Matching Contributions was made under each plan. If a Highly Compensated Employee participates in two or more arrangements subject to
Section 401(m) of the Code that have different plan years, all arrangements subject to Section 401(m) of the Code ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Section 401(m) of the Code.

              (2) For purposes of determining the Contribution Percentage of an Eligible Employee who is a 5% owner or one of the ten most highly-paid Highly

Compensated Employees, the Contribution Percentage Amounts and Compensation of such Participant shall include the Contribution Percentage Amounts and Compensation for the Plan Year of Family Members. Family Members with respect to Highly Compensated Employees shall be disregarded as separate employees in determining the Contribution Percentage both for Participants who are non-Highly Compensated Employees and for Participants who are Highly Compensated Employees.

              (3) If this Plan satisfies the requirements of Sections 401(a)(4), 401(m), and 410(b) of the Code only if aggregated with one or more other plans or if one or more other plans satisfy such requirements only if aggregated with this Plan, then this Section 5.4 shall be applied by determining the Contribution Percentages of Eligible Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year.

              (4) For purposes of determining the Contribution Percentage test, Matching Contributions shall be considered to have been made in the Plan Year in which contributed to the Plan. Matching Contributions shall be considered made for a Plan Year if made no later than the end of the 12-month period beginning on the day after the close of the Plan Year.

              (5) The Company shall maintain records sufficient to demonstrate satisfaction of the Average Contribution Percentage test.

              (6) The determination and treatment of the Contribution Percentage of any Eligible Employee shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

         (c)  DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS.

              (1) Notwithstanding any other provision of the Plan, Excess Aggregate Contributions (plus any income and minus any loss allocable thereto) shall be forfeited, if forfeitable, or if not forfeitable, distributed, no later than the last day of each Plan Year to the Participating Employer. Excess Aggregate Contributions of Participants who are subject to the family aggregation rules shall be allocated among the Family Members in proportion to the Matching Contributions (or amounts treated as Matching Contributions) of each Family

Participant that is combined to determine the combined Average Contribution Percentage. If such Excess Aggregate Contributions are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10% excise tax shall be imposed on the Participating Employer with respect to such amounts.

              (2) Excess Aggregate Contributions shall be treated as Annual Additions under Section 6.4 of the Plan.

              (3) Excess Aggregate Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to such Excess Aggregate Contributions shall be the sum of:

                   (i) the income or loss allocable to the Participant's Matching Account for the Plan Year multiplied by a fraction, the numerator of which is the Participant's Excess Aggregate Contributions for the year and the denominator of which is the balance of the Participant's account attributable to Contribution Percentage amounts without regard to any income or loss occurring during such Plan Year; and

                   (ii) 10% of the amount determined under (i) above multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th day of such month.

              (4) Forfeitures of Excess Aggregate Contributions shall be applied to reduce Matching Contributions.

              (5) Excess Aggregate Contributions shall be forfeited, if forfeitable, or if not forfeitable, distributed from the Participant's Matching Account.

SECTION 5.5  COMBINED SECTION 401(k) AND SECTION 401(m) LIMITATIONS.

         If one or more Highly Compensated Employees participate in both a cash or deferred arrangement and a plan maintained by a Participating Employer subject to the Average Contribution Percentage test and the sum of the Actual Deferral Percentage and the Average Contribution Percentage of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the Average Contribution Percentage of those Highly Compensated Employees who also participate in a cash or deferred arrangement shall be reduced (beginning with such

Highly Compensated Employee whose Average Contribution Percentage is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Compensation Percentage Amounts is reduced shall be treated as an Excess Aggregate Contribution. The Actual Deferral Percentage and the Average Contribution Percentage of the Highly Compensated Employees shall be determined after any correction required to meet the Actual Deferral Percentage and Average Contribution Percentage tests. Multiple use does not occur if both the Actual Deferral Percentage and Average Contribution Percentage of the Highly Compensated Employees does not exceed 1.25 multiplied by the Actual Deferral Percentage and Average Contribution Percentage of the non-Highly Compensated Employees.

SECTION 5.6  TREAS. REG. SECTION 1.401(m)-1(a)(3).

         Sections 5.4 and 5.5 shall not apply if the Plan (or a portion of the Plan) automatically satisfies Section 410(b) of the Code.

                                      ARTICLE VI
                     MAXIMUM CONTRIBUTION AND BENEFIT LIMITATIONS

SECTION 6.1 LIMITATION ON ANNUAL ADDITIONS TO THE PLAN -- NO PARTICIPATION IN OTHER DEFINED CONTRIBUTION ARRANGEMENT.

         (a) If a Participant does not participate in and has never participated in another qualified plan maintained by a Participating Employer, a welfare benefit fund (as defined in Section 419(e) of the Code) maintained by a Participating Employer, an individual medical account (as defined in Section 415(1)(2) of the Code) maintained by a Participating Employer, or a simplified employee pension (as defined in Section 408(k) of the Code) maintained by a Participating Employer that provides an Annual Addition, the amount of Annual Additions that may be credited to the Participant's Accounts for any limitation year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in the Plan. If a contribution that would otherwise be contributed or allocated to the Participant's Accounts would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated shall be reduced so that the Annual Additions for the Limitation Year equal the Maximum Permissible Amount.

         (b) Prior to determining the Participant's compensation for the Limitation Year, a Participating Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimate of the Participant's compensation for the Limitation Year, such estimate to be uniformly determined for all Participants similarly situated.

         (c) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year shall be determined on the basis of the Participant's actual compensation for the Limitation Year.

         (d) If pursuant to Section 6.1(c) there is an Excess Amount, any Salary Reduction Contributions, to the extent such contributions would reduce the Excess Amount, shall be returned to the Participant.

SECTION 6.2 LIMITATION ON ANNUAL ADDITIONS TO THE PLAN -- PARTICIPATION IN ANOTHER DEFINED CONTRIBUTION ARRANGEMENT.

         (a) If in addition to this Plan the Participant is covered under another qualified plan maintained by a

Participating Employer, a welfare benefit fund (as defined in Section 419(e) of the Code) maintained by a Participating Employer, an individual medical account (as defined in Section 415(1)(2) of the Code) maintained by a Participating Employer, or a simplified employee pension (as defined in Section 408(k) of the Code) maintained by a Participating Employer that provides an Annual Addition during any Limitation Year, then the Annual Additions that may be credited to a Participant's Accounts under this Plan for any such Limitation Year shall not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant's account under such other plans and funds for the same Limitation Year. If the Annual Additions with respect to the Participant under such other plans and funds are less than the Maximum Permissible Amount and a contribution that would otherwise be contributed or allocated to the Participant's Accounts under this Plan would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated shall be reduced so that the Annual Additions under all such plans and funds for the Limitation Year shall equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other plans and funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount shall be contributed or allocated to the Participant's Accounts under this Plan for the Limitation Year.

         (b) Prior to determining the Participant's actual compensation for the Limitation Year, a Participating Employer may determine the Maximum Permissible Amount for a Participant in the manner described in Section 6.1(b).

         (c) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year shall be determined on the basis of the Participant's actual compensation for the Limitation Year.

         (d) If, pursuant to Section 6.2(c) or as a result of the allocation of forfeitures, if any, a Participant's Annual Additions under this Plan and such other plans and funds would result in an Excess Amount for a Limitation Year, the Excess Amount shall be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a welfare benefit fund or individual medical account shall be deemed to have been allocated first regardless of the actual allocation date.

         (e) If an Excess Amount was allocated to a Participant on an allocation date of this Plan that coincides with an allocation date of another such plan or fund, the Excess Amount attributed to this Plan shall be the product of (i) the total Excess Amount allocated as of such date and (ii) the ratio of [a] the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to [b] the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all other such plans and funds.

         (f) Any Excess Amount attributed to this Plan shall be disposed in the manner described in Section 6.1(d).

SECTION 6.3 LIMITATION ON ANNUAL ADDITIONS TO THE PLAN -- PARTICIPATION IN DEFINED BENEFIT PLAN.

         If a Participating Employer maintains or at any time maintained a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's Defined Benefit Fraction and Defined Contribution Fraction shall not exceed 1.0 in any Limitation Year. Reduction of benefits and/or contributions or allocations to the plans, where required, shall be accomplished first by reducing the Participant's benefits under the defined benefit plans and then by reducing the contributions or allocations under the defined contribution plans. If the Participant participates in more than one defined benefit plan maintained by a Participating Employer and reductions are necessary under the defined benefit plans, such reductions shall be made first from the first such plan in which he/she commenced participation and if further reduction is required, then from the second such plan in which he/she commenced participation, and proceeding in such order until the limitation of this Section
6.3 is no longer exceeded. If the Participant participates in more than one defined contribution plan (other than the Plan) maintained by a Participating Employer, reductions in such category of plans shall be first from the first such plan in which he/she commenced participation and if further reduction is required, then from the second such plan in which he/she commenced participation, and proceeding in such order until reductions from all such plans have been appropriately effected.

SECTION 6.4.  DEFINITIONS.

         In addition to the definitions in Article I, the following definitions shall apply for purposes of this Article VI:

         (a) "Annual Additions" shall mean the sum of the following amounts credited to a Participant's Accounts for the Limitation Year:

              (1)  employer contributions,

              (2)  employee contributions,

              (3)  forfeitures,

              (4) amounts allocated after March 31, 1984 to an individual medical account (as defined in Section 415(1)(2) of the Code) that is part of a pension or annuity plan maintained by a Participating Employer,

              (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, that are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Section 419A(d)(3) of the Code) under a welfare benefit fund (as defined in Section 419(e) of the Code) maintained by a Participating Employer,

              (6) allocations under a simplified employee pension (as defined in Section 408(k) of the Code) maintained by a Participating Employer, and

              (7) any Excess Amount applied under Section 6.1(d) or 6.2(f) in the Limitation Year to reduce employer contributions.

         (b) "compensation" shall mean Participant's wages within the meaning of Section 3401(a) of the Code and all other payments to the Participant by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Participant a written statement under Sections 6041(d), 6051(a)(3), and 6052 of the Code. Compensation shall be determined without regard to any rules under Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code).

         For purposes of applying the limitations of this Article VI, compensation for a Limitation Year shall be the compensation actually paid or made available in gross income during such Limitation Year.

         (c) "Defined Benefit Fraction" shall mean a fraction, the numerator of which is the sum of the

Participant's Projected Annual Benefits under all the defined benefit plans (whether or not terminated) maintained by a Participating Employer, and the denominator of which is the lesser of 125% of the dollar limitation determined for the Limitation Year under Sections 415(b) and (d) of the Code or 140% of the Highest Average Compensation, including any adjustments under Section 415(b) of the Code.

         Notwithstanding the prior paragraph, if the Participant was a participant as of the first day of the first Limitation Year beginning after December 31, 1986 in one or more defined benefit plans maintained by a Participating Employer that were in existence on May 6, 1986, the denominator of this fraction shall not be less than 125% of the sum of the annual benefits under such plans that the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of such plan after May 5, 1986. This paragraph applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 for all Limitation Years beginning before January 1, 1987.

         (d) "Defined Contribution Dollar Limitation" shall mean $30,000, or if greater, one-fourth of the defined benefit dollar limitation set forth in
Section 415(b)(1) of the Code as in effect for the Limitation Year.

         (e) "Defined Contribution Fraction" shall mean a fraction, the numerator of which is the sum of the Annual Additions to the Participant's accounts under all the defined contribution plans (whether or not terminated) maintained by a Participating Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by a Participating Employer and the Annual Additions attributable to all welfare benefit funds (as defined in Section 419(e) of the Code) and individual medical accounts (as defined in
Section 415(1)(2) of the Code) maintained by a Participating Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years with a Participating Employer (regardless of whether a defined contribution plan was maintained by a Participating Employer). The maximum aggregate amount in any Limitation Year is the lesser of 125% of the dollar limitation determined under Sections 415(b) and (d) of the Code in effect under Section 415(c)(1)(A) of the Code or 35% of the Participant's compensation for such year.

         If the Participant was a participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by a Participating Employer that were in existence on May 6, 1986, the numerator of this fraction shall be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed
1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (i) the excess of the sum of the fractions over 1.0 times (ii) the denominator of this fraction, shall be permanently subtracted from the numerator of this fraction. The adjustment shall be calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 6, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

         The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all employee contributions as Annual Additions.

         (f) "Participating Employer" shall mean a Participating Employer and all members of a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415(h) of the Code), all commonly controlled trades or businesses (as defined in Section 414(c) of the Code as modified by Section 415(h) of the Code), or all members of an affiliated service group (as defined in Section 414(m) of the Code) of which the Participating Employer is a part, and any other entity required to be aggregated with a Participating Employer pursuant to Section 414(o) of the Code.

         (g) "Excess Amount" shall mean the excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

         (h) "Highest Average Compensation" shall mean the average compensation for the three consecutive Years of Service with a Participating Employer that produces the highest average.

         (i) "Limitation Year" shall mean a calendar year. All qualified plans maintained by a Participating Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

         (j) "Maximum Permissible Amount" shall mean the lesser of $30,000 (or beginning January 1, 1988, such larger amount determined in accordance with
Section 415(d) of the Code for the Limitation Year). The maximum Annual Addition that may be contributed or allocated to a Participant's Accounts under the Plan for any Limitation Year shall not exceed the lesser of (i) the Defined Contribution Dollar Limitation or (ii) 25% of the Participant's compensation for the Limitation Year. The compensation limitation referred to in clause (ii) of the prior sentence shall not apply to any contribution for medical benefits (within the meaning of Section 401(h) or 419A(f)(2) of the Code) that is otherwise treated as an Annual Addition under Section 415(1)(1) or 419A(d)(2) of the Code.

         If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the Maximum Permissible Amount shall not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

         number of months in the short limitation year
         ---------------------------------------------
                             12

         (k) "Projected Annual Benefit" shall mean the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the participant would be entitled under the terms of the plan assuming:

              (1) the participant shall continue employment until normal retirement age under the plan (or current age, if later), and

              (2) the participant's compensation for the current Limitation Year and all other relevant factors used to determine benefits under the plan shall remain constant for all future Limitation Years.

                                     ARTICLE VII
                           TRUST AND INVESTMENT PROVISIONS

SECTION 7.1  ASSETS TO BE HELD BY TRUSTEE.

         (a) All contributions to the Plan shall be paid to a Trustee and held and invested pursuant to a Trust Agreement. No part of the corpus or income of the Trust Fund shall be used for or diverted to purposes other than for the exclusive benefit of Participants and Beneficiaries.

         (b) The Company may remove any Trustee at any time upon reasonable notice. Upon such removal or upon the resignation of any Trustee, the Company may designate a successor Trustee.


         (c) The Company shall be responsible for determining the manner in which the assets of the Trust Fund shall be disbursed in accordance with the terms of the Plan.

         (d) Effective at such date as shall be established by the Company, each Participant may elect on a form furnished by the Company the investment fund or funds in which his/her Accounts shall be invested. The Company, subject to acceptance by the Trustee, shall establish rules regarding such elections.

SECTION 7.2  APPOINTMENT OF INVESTMENT MANAGER.

         The Company may authorize the retention of an investment manager to manage (including the power to acquire and dispose of) any assets of the Trust Fund, provided that the investment manager acknowledges in writing that it is
(i) qualified to so act under the terms of ERISA, and (ii) by acceptance of such appointment, a Plan fiduciary.

SECTION 7.3  COMMINGLING OF ASSETS.

         (a) The assets of each Participating Employer may be commingled with the assets of the other Participating Employers.

         (b) A transaction may be made between the Plan (including a trust forming a part thereof) and (i) a common or collective trust fund or pooled investment fund maintained by a party in interest (as such term is defined in ERISA) that is a bank or trust company supervised by a State or Federal agency or (ii) a pooled investment fund of an insurance company qualified to do business in the State, if (A) the transaction is a sale or purchase of an interest in such fund, and (B) the bank, trust company, or insurance company receives not more than reasonable compensation.

SECTION 7.4  NO INVESTMENT IN PARTICIPATING EMPLOYERS.

         None of the assets of the Trust Fund may be invested in "qualifying employer real property" or "qualifying employer securities" (as such terms are defined in ERISA).

SECTION 7.5  ADJUSTMENT OF ACCOUNTS FOR INCOME OR LOSS.

         (a) Unless otherwise required by the Trustee, the following provisions shall determine the adjustments made to the Trust Fund and the Accounts to reflect investment gains and losses and contributions:

              (1) For each Plan Year the value of the Accounts shall be determined by multiplying the Account values at the end of the prior Plan Year by the Index of Change (as established in Section 7.5(a)(2)) as determined at the end of the current Plan Year and adding in the contributions made during the current year to the respective adjusted Accounts.

              (2) For each Plan Year there shall be a valuation of the Accounts using the Index of Change. This Index of Change shall also be determined at the end of each month when necessary in order to calculate a benefit payment to a Participant who becomes entitled to such a distribution. The Index of Change shall be calculated as follows:

                   (i) The total contributions (Participant and Participating Employer) received by the Trust Fund since the end of the prior Plan Year shall be subtracted from the market value of the Trust Fund and any benefit payments and Trustee fees paid in that period shall be added.

                   (ii) The adjusted market value of the Trust Fund as determined in (i) above shall be divided by the market value of the Trust Fund at the end of the immediately preceding Plan Year. The resulting quotient shall be the Index of Change.

              (3) The value of the Accounts at the end of the prior Plan Year shall be multiplied by the Index of

Change. Then the Participant contributions and the Participating Employer contributions (including Salary Reduction Contributions) that were paid for the Plan Year, shall be added to the respective Accounts to determine the value of the Accounts at the end of the Plan Year for which this accounting is made. Any contribution for the Plan Year that was paid after the end of the Plan Year shall be included in the Accounts.

         (b) If the Trustee requires a method to determine the value of the Trust Fund and the Accounts that differs from the method set forth in Section 7.5(a), the method required by the Trustee shall be used; provided that (i) the value of the Trust Fund and the Accounts shall be made no less often than annually as of the last day of the Plan Year and (ii) such method treats all Accounts in an equitable and non-discriminatory manner.

                                  ARTICLE VIII
                            VESTING AND DISTRIBUTIONS

SECTION 8.1  VESTED RIGHTS TO ACCOUNTS.

     (a) A Participant shall always be 100% vested in his/her Participant Investment Account and Salary Reduction Contribution Account. A Participant shall be 100% vested in his/her Participating Employer Contribution Account and Matching Account upon the earliest of (i) attaining his/her Normal Retirement Age, (ii) attaining his/her Early Retirement Age, (iii) his/her incurring a Disability, (iv) his/her death, or (v) his/her completion of five years of Vesting Service.

     (b) If a Participant terminates employment prior to becoming 100% vested in his/her Participating Employer Contribution Account and Matching Account, a suspense account shall be established into which each such account is to be held. If the Participant is rehired prior to incurring five consecutive One-Year Breaks in Service, he/she shall retain his/her share of each suspense account, which shall be credited back to his/her Participating Employer Contribution Account or Matching Account. If the Participant is not rehired prior to incurring five consecutive One-Year Breaks in Service, each suspense account shall be forfeited and applied to reduce future Participating Employer contributions under Section 4.1 or Matching Contributions under Section 4.4, as the case may be, and shall not be used to increase the Participating Employer Contribution Accounts or Matching Accounts of the remaining Participants.

SECTION 8.2  DISTRIBUTIONS.

     (a) Except as otherwise required by Section 8.3, a Participant's vested interest in his/her Accounts shall be distributed only upon his/her death, Disability, or termination of employment with the Participating Employers and the Associated Companies. No distributions shall be made if a Participant remains employed by a Participating Employer or an Associated Company in a capacity in which he/she is not eligible to participate in this Plan.

     (b) Subject to Section 8.3, distributions shall be made as soon as practicable after the event that entitled the Participant or, in the case of a Participant's death, his/her Beneficiary, to such distribution.

     (c) (1) Unless a Participant otherwise elects in accordance with the provisions contained in this

Section 8.2(c), a Participant's Accounts shall be applied to the purchase of a (i) Qualified Joint and Survivor Annuity if the Participant is married on his/her annuity starting date or (ii) single life annuity for any other Participant, and such form of annuity shall be distributed to the Participant.

              (2) A Participant may at any time within 90-day period prior to the annuity starting date make a written election to convert the form of distribution of his/her Accounts into one of the optional benefits described in Section 8.2(c)(5). Such election must clearly indicate that the Participant is electing to receive a form other than the normal form. Additionally, in the case of a married Participant, such election must be consented to by the Participant's spouse in a written instrument (i) in which the spouse acknowledges the effect of such election and (ii) that is witnessed by an authorized representative of the Plan or notary public. Such written instrument shall not be required if it is established to the satisfaction of the authorized representative of the Plan that such consent may not be obtained because there is no spouse, the spouse cannot be located, or of such other circumstances as Treasury regulations may prescribe.

              (3) (i) The Company shall no less than 30 days and no more than 90 days prior to the annuity starting date provide the Participant a written explanation of the terms and conditions of the Qualified Joint and Survivor Annuity; his/her right to make, and the effect of, an election to waive such annuity; the rights of his/her spouse; and the right to make, and the effect of, a revocation of an election under Section 8.2(c)(2).

During such period any election may be revoked in writing and another election made during such period. However, if a vested Participant is to receive a Qualified Joint and Survivor Annuity, he/she (i) may elect not to take such an annuity only with the consent of his/her spouse and (ii) may revoke an election not to take such an annuity or elect to take such an election at any time and any number of times within such period.

              (4) The "annuity starting date" means the first day of the first period for which an amount is payable as an annuity or any other form.

              (5) In lieu of the normal form of distribution, a Participant may elect one of the following forms:

                (i) A lump sum payment of the value of his/her Accounts as of the valuation date preceding distribution.

               (ii) One of the following optional forms of annuity purchased from an insurance company:

                      [1] A life annuity that provides for equal or variable monthly payments to be made to the Participant, commencing on the annuity starting date and ceasing with the last payment due immediately prior to the death of the Participant with no death benefit.

                      [2] A cash refund annuity that provides for equal or variable monthly payments to be made to the Participant, commencing on the annuity starting date and ceasing with the last payment due immediately prior to the death of the Participant. However, if at the Participant's death the sum of the monthly payments made under the annuity is less than the death benefit specified by the Participant in the election of the annuity, the difference shall be paid to the Participant's beneficiary. The death benefit so specified may not exceed the actuarial equivalent of such annuity.

                      [3] A life annuity with payments for a period certain that provides for equal or variable monthly payments to be made to the Participant commencing on the annuity starting date and ceasing with the last payment due immediately prior to the death of the Participant. If the Participant dies before either 60, 120, or 180 payments (whichever number of payments is designated by the Participant) are made to him/her, the payments shall continue to his/her beneficiary until the total designated number of payments has been made. In no event shall the guaranteed payment period exceed the life expectancy of the Participant.

                      [4] A contingent annuitant annuity that provides for equal or variable monthly payments to be made to the Participant, commencing on the annuity starting date and ceasing with the last payment due immediately prior to the death of the Participant. However, if the Participant predeceases the contingent annuitant specified by the Participant in the election of such annuity, the contingent annuitant shall be entitled to monthly payments until the last payment due immediately prior to the death of the contingent annuitant. The amount of each equal monthly payment to the contingent annuitant may be 50%, 66-2/3%, 75%, or 100% of the amount of each monthly payment to the Participant as the Participant may elect.
This form of annuity shall not be available unless the designated contingent annuitant is the spouse of the annuitant on the date election to receive this benefit is made. If either the annuitant or contingent annuitant dies after election of this optional form but prior to the annuity starting date, the election of this optional form shall be null and void.

                      [5] A life annuity with social security adjustment that provides for monthly payments to be made to the Participant, commencing on the annuity starting date and ceasing with the last payment due immediately prior to the death of the Participant, except that such payments shall be decreased once, and only once, at a date and by an amount specified by the Participant at the time election of this form is made. The date and amount of the reduction shall be estimated so that, as nearly as possible, the Participant shall receive a level income when estimated Social Security benefits and the annuity payments are combined.

                      [6] An annuity certain that provides equal or variable monthly payments for a specified period of time. In the election of this option, the Participant must specify the period of time over which payments are to be made. If the Participant dies before the designated number of payments have been made, payments shall be continued to his/her beneficiary until the total designated number of payments has been made. In no event shall the payment period exceed the life expectancy of the Participant at the time election was made.

Reference in this Section 8.2(c)(5) to variable payments shall mean payments which vary in relationship to a cost of living index, the performance of a specified common stock index, or other index that may be specified by the Company or by the insurance company.

          (d) (1) If a Participant who has a vested interest in all or a portion of his/her Accounts dies prior to commencement of distribution of his/her Accounts, his/her surviving spouse shall (except as provided below) receive a "qualified preretirement survivor annuity" as defined in Section 8.2(d)(4).

                (2) A Participant may elect at any time to waive the qualified preretirement survivor annuity (and thereby have a lump sum distribution of his/her Accounts paid to his/her Beneficiary) or revoke such waiver. Such waiver shall not take effect unless the Participant's spouse consents in writing to the waiver of the qualified preretirement survivor annuity, acknowledges the effect of such waiver, and such waiver is witnessed by an authorized representative of the Plan or a notary public.
Such a written waiver shall not be required if it is established to the satisfaction of the authorized representative of the Plan that the consent of the spouse may not be obtained because there is no spouse, the spouse cannot be located, or such other circumstances as Treasury regulations may prescribe.

              (3) The Plan shall provide each Participant on the later of his/her date of hire or his/her attainment of age 32 a written explanation the terms and conditions of the qualified preretirement survivor annuity; his/her right to make, and the effect of, an election to waive the qualified preretirement survivor annuity; the rights of his/her spouse under Section 8.2(d)(2); and the right to make, and the effect of, a revocation of such an election.

              (4) For purposes of this Section 8.2(d), "qualified preretirement survivor annuity" shall mean an annuity for the life of the surviving spouse that is purchased by the balance of the Participant's vested Accounts as of the valuation date preceding such purchase.

SECTION 8.3  SPECIAL DISTRIBUTION RULES.

         (a) (1) If a Participant terminates service and the value of his/her Accounts does not exceed (or at the time of any prior distribution did not exceed) $3,500, the Participant shall receive a distribution of the value of his/her Accounts. For purposes of this Section 8.3(a)(1), if the value a Participant's Accounts is zero, the Participant shall be deemed to have received a distribution of his/her Accounts.

              (2) If the value of a Participant's Accounts exceeds (or at the time of any prior distribution exceeded) $3,500 and the Accounts are immediately distributable, the Participant must consent to any distribution of his/her Accounts. The consent of the Participant shall be obtained in writing within the 90-day period ending on the first day of the first period for which an amount is paid in any form. The Company shall notify the Participant of the right to defer any distribution until his/her Accounts are no longer immediately distributable. Such notification shall be provided no less than 30 days and no more than 90 days prior to the distribution date. However, distribution may commence less than 30 days after the notice described in the preceding sentence is given, provided the distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, the Company clearly informs the Participant that he/she has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and the Participant after receiving the notice affirmatively elects a distribution.

               (3) Notwithstanding Section 8.3(a)(2), the consent of the Participant shall not be required to the extent that a distribution is required to satisfy Section 401(a)(9) or 415 of the Code.

               (4) Accounts are immediately distributable if any part of the Accounts could be distributed to the Participant (or surviving spouse) before the Participant attains, or would have attained if deceased, the later of his/her Normal Retirement Age or age 62.

          (b) (1) Unless the Participant elects otherwise, distribution of benefits shall begin no later than the 60th day after the latest of the close of the Plan Year in which (i) the Participant attains age 65 (or his/her Normal Retirement Age, if earlier), (ii) occurs the tenth anniversary of the year in which the Participant commenced participation in the Plan, or (iii) the Participant terminates service with the Participating Employers. Notwithstanding the foregoing, the failure of a Participant to consent to a distribution while his/her Accounts are immediately distributable (within the meaning of Section 8.3(a)(4)) shall be deemed to he an election to defer commencement of payment of any benefit sufficient to satisfy this Section 8.3(b)(1).

               (2) A Participant may request that the payment to him/her of his/her Accounts commence at a date later than the latest date provided under
Section 8.3(b)(1). This request must be made by submitting to the Company a written statement, signed by the Participant, that describes the date on which the Participant requests payment to commence. The Company shall not grant this request if such request would cause death benefits payable under the Plan with respect to the Participant to he more than "incidental" within the meaning of the applicable Treasury Regulations.

          (c) The requirements of Appendix 1 shall apply to any distribution of a Participant's Accounts and shall take precedence over any inconsistent provisions of the Plan for calendar years beginning after December 31, 1984.

          (d) A Participant may elect to withdraw the value of his/her Participant Investment Account while he/she is still an Employee. Such election must be submitted to the Company not less than 30 days prior to the date of withdrawal and may not exceed the value of the Participant Investment Account. If a Participant makes such a withdrawal, he/she shall not be permitted to make further additional contributions to his/her Participant Investment Account until the date that is 12 months after the date of withdrawal, provided that no such contributions may be made after the date established by the second sentence of Section 4.3.

SECTION 8.4  LOANS.

          (a) In accordance with uniform rules established by the Company, effective as of May 1, 1993, a Participant may request a loan of up to 50% of the value of his/her Accounts; provided that such request is for a loan of at least $1,000 and the Participant does not have an outstanding loan from the Plan. Any such loan shall:

               (1) Be adequately secured by the value of the Participant's Accounts or such other security deemed to be sufficient by the Company;

               (2) Be available to all Participants on a reasonably equivalent basis;

               (3) Be repaid by payroll deduction (except as otherwise agreed to by the Company) in periodic installments over a definite term not to exceed 60 months unless such loan is used to acquire, construct, or rehabilitate a dwelling unit that within a reasonable time (determined at the time the loan is made) shall be used as the principal residence of the Participant or a member of the family of the Participant; and

               (4) Be made at a reasonable rate of interest, which shall he equal to the prime or base rate charged by a bank whose principal place of business is Hawaii plus 1%, but in no event in excess of the legal rate of interest.

          (b) The outstanding balance of any loan from the Plan to the Participant shall not exceed the lesser of (i) $50,000 (as adjusted by Section 72(p) of the Code) or (ii) one-half the present value of the Accrued Benefit of the Participant or, if greater, his/her total Accounts up to $10,000. For the purpose of this limitation, all loans from all plans of the Participating Employers and other members of a group of employers described in Section 414(b), 414(c), and 414(m) of the Code shall be aggregated.

          (c) All fees incurred in connection with any loan request or loan shall be charged to the Participant's Accounts, provided that such fees shall not exceed $35 per request for 1993 and shall not be increased more than 10% during any subsequent calendar year.

          (d) (1) Each loan request shall be made on a form made available by the Company and shall set forth the amount requested to be borrowed and the duration of the loan. Such a request must be accompanied by the consent of the Participant's spouse in a written instrument dated within the 90-day period prior to the date of the loan (i) in which the spouse acknowledges the effect of such consent and (ii) witnessed by an authorized representative of the Plan or a notary public. Such written consent shall not be required if it is established to the satisfaction of the authorized representative of the Plan that such consent may not be obtained because there is no spouse, the spouse cannot be located, or such other circumstances as Treasury Regulations may prescribe.

               (2) In such request the Participant shall designate the investment fund or funds and the amount therein to be liquidated to fund the loan. A special account shall be established in the Participant's name in the amount of the loan, which account shall be regarded as an investment solely of the Participant and shall bear all expenses or losses in connection with the loan. Each repayment shall be invested in accordance with the investment options in effect at the date of repayment for contributions made on behalf of the Participant to the Plan.

          (e) A loan shall be made as soon as practicable after the requirements of this Section 8.4 are satisfied.

SECTION 8.5 SECTION 401(A)(31) ELIGIBLE DISTRIBUTIONS.

         (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section 8.5, effective as of January 1, 1993, a distributee may elect, at the time and in the manner prescribed by the Company, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover, except for the small amounts exceptions in subsection (b).

         (b) Where the total amount of the distributee's eligible rollover distributions during the year are reasonably expected to be less than $200, subsection (a) shall not apply. In addition, if a distributee elects to have only a portion of an eligible rollover distribution paid to an eligible retirement plan in a direct rollover, that portion must be equal to at least $500. If the entire amount of the eligible rollover distribution is $500 or less, the distributee may not divide the distribution.

          (c) For purposes of this Section 8.5, the following definitions shall apply:

               (1) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancy) of the distributee and the distributee's designated beneficiary or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

               (2) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

               (3) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in
Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

               (4) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

                      ARTICLE IX
              ADMINISTRATION OF THE PLAN

SECTION 9.1  ADMINISTRATION.

       (a) The Plan shall be operated and administered by the Company. The Retirement Board shall decide, subject to the terms thereof, all questions arising in the administration, interpretation, and application of the Plan, including all questions of eligibility. Any such decisions or interpretations, having broad or overall application, shall be submitted in writing and copies thereof shall be directed to the Association and the Trustee, if affected.

       (b) The Company shall be responsible for the development of a funding policy and method for the Plan that is consistent with the needs of the Plan and the requirements of ERISA.

SECTION 9.2  EXPENSES OF THE PLAN.

       The Company shall pay all costs of administration and reporting the status of the Trust Fund, including, but not limited to, required annual reports and actuarial reports and studies, filing fees for continued Plan qualification, legal expenses, recordkeeping fees, and the fees of the Trustee. The Company shall, at its own expense, also furnish a booklet setting forth a summary plan description, which it shall distribute to all Participants. The cost of any investment manager, agent, or broker shall be paid from the Trust Fund. In addition, investment fees that relate directly to transactions involving Participants' Accounts shall be paid by Participants. Any dispute involving fees shall be resolved by the Retirement Board.

SECTION 9.3  RECORDS.

       The Company shall maintain adequate records for the operation of the Plan and shall keep in convenient form such data as may be necessary for actuarial valuations, if any, of the assets and liabilities of the Plan. Following the close of each Plan Year, the Trust Fund shall he valued and an accounting rendered setting forth all securities purchased and sold, all receipts, disbursements, and other transactions effected during such annual period and the securities held at the end of such period. Each Participant shall be furnished an annual statement on a form agreed to be the Company and the Association. The Company shall furnish to the Association copies of all booklets, reports, certificates, and other documents necessary to the performance of its duties.

SECTION 9.4  AUTHORIZATION OF BENEFIT PAYMENTS.

           The Company shall issue directions to the Trustee concerning all benefits that are to be paid from the Trust Fund, and warrants that all such directions shall be in accordance with this Plan.

SECTION 9.5  MISC. COMPANY DUTIES.

           (a) The Company shall exercise such authority and responsibility as it deems appropriate in order to comply with all governmental regulations issued relating to records of Participant's service, notifications to Participants, annual registration with the Internal Revenue Service, and annual reports to the Department of Labor. Copies of all such records or reports shall be sent to the Association and the members of the Retirement Board.

           (b) The Company shall designate the Plan's agent for service of any notice of process authorized by law.

SECTION 9.6  FIDUCIARY RESPONSIBILITIES.

           (a) The duties of each fiduciary (as defined in ERISA) with respect to the Plan shall be discharged solely in the interests of Participants and Beneficiaries and for the exclusive purpose of providing benefits to Participants and Beneficiaries and defraying reasonable expenses of administering the Plan. Each fiduciary shall act with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character with like aims. Each fiduciary shall act in accordance with Plan documents to the extent they are consistent with such person's responsibilities as a fiduciary.

           (b) The Company, its officers, directors and agents; the members of the Retirement Board; and the Association shall be entitled to rely upon tables, valuations, certificates, and reports furnished by any duly appointed legal counsel or investment counsel and shall sustain no liability in respect of any action taken in good faith in reliance upon any such tables, valuations, certificates, reports, or opinions.

SECTION 9.7   BONDING, INDEMNIFICATION, INSURANCE.

           The Participating Employers shall arrange to have the appropriate persons bonded in accordance with the provisions of ERISA or the regulations thereunder.

SECTION 9.8  CLAIMS PROCEDURE.

             The procedure for claiming benefits under the Plan shall be as follows:

              (a) The Company shall determine the benefits due hereunder, but a Participant or Beneficiary may file a claim for benefits by written notice to the Company. Such notice shall be mailed or delivered to the following address:

             Hawaiian Airlines, Inc.
             P.O. Box 30008
             Honolulu, Hawaii 96820
             Attn:  Employee Benefits Department

              (b) If a claim is denied in whole or in part, the Company shall give the claimant written notice of such denial, within 30 days of the filing of the claim. Such notice shall (i) specify the reason or reasons for the denial, (ii) refer to the pertinent Plan provisions on which the denial is based, (iii) describe any additional material or information necessary to perfect the claim and explain the need therefor, and (iv) explain the review procedure described in paragraph (c) hereof.

              (c) The claimant or his/her authorized representative may then appeal the denial of the claim to the Company by filing written notice of such appeal with the Company within 90 days after receipt of the notice of denial. The claimant or any authorized representative may, before or after filing notice of appeal, review any documents pertinent to the claim and submit issues and comments in writing. The Company shall make its decision on such appeal within 30 days after receipt of the appeal (unless a longer period is requested by the claimant), and shall forthwith give written notice of such decision to the claimant, his/her authorized representative, and the Retirement Board. The decision shall include specific reasons therefor, shall be written in a manner calculated to be understood by the claimant, and shall include references to pertinent Plan provisions on which it is based.

              (d) The claimant or his/her authorized representative shall have the right to appeal the Company's decision to the Retirement Board.

                                   ARTICLE X
              PARTICIPATION BY AFFILIATED EMPLOYERS; PORTABILITY

SECTION 10.1  PARTICIPATION OF AFFILIATED EMPLOYER.

     Any employer affiliated with the Company may with the consent of the Board become a Participating Employer by executing and delivering such instruments and taking such other action as may be necessary or desirable to put the Plan into effect with respect to such employer.

SECTION 10.2  WITHDRAWAL OF PARTICIPATING EMPLOYER.

     Any Participating Employer may withdraw from participation in the Plan at any time (i) by giving written notice of its withdrawal to the Company, the other Participating Employers, and the Trustee prior to the effective date of withdrawal, (ii) if it has made all contributions required under
Article IV to be made up to the date of its withdrawal, and (iii) the Retirement Board consents to such a withdrawal.

                                  ARTICLE XI
                      AMENDMENT, TERMINATION, AND MERGER

SECTION 11.1 AMENDMENT.

         (a) The Board may at any time amend the Plan, subject to the collective bargaining agreement, and (to the extent permitted by ERISA and the Code) give any such amendment retroactive effect. No amendment shall, however, have the effect of (i) revesting in any of the Participating Employers any part of the assets of the Plan, (ii) diverting any part of the assets of the Plan for purposes other than for the exclusive benefit of the Participants and Beneficiaries, or (iii) reducing the vested percentage of any Participant. No amendment to the Plan shall substantially increase the duties or responsibilities of the Trustee without its consent.

         (b) If the vesting schedule of the Plan is amended in any way that directly or indirectly affects the computation of a Participant's vested percentage, each Participant with at least three years of Vesting Service may elect within a reasonable period after such amendment to have his/her vested percentage computed under the Plan without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted or deemed to he made and shall end on the latest of (i) 60 days after the amendment is adopted, (ii) 60 days after the amendment becomes effective, or (iii) 60 days after the Participant is issued written notice of the amendment by the Company.

SECTION 11.2  TERMINATION OR DISCONTINUANCE.

         (a) The Plan is adopted with the expectation that is shall he continued indefinitely, but the Board may at any time terminate the Plan (in whole or in part), subject to the collective bargaining agreement. If the Plan is terminated (in full or in part) or if the contributions to the Plan are discontinued as to any of the Participating Employers, then the Accounts of each affected Participant shall be 100% vested. Upon the full termination of the Plan, the Employer shall direct the distribution of the assets of the Trust Fund to Participants in a manner which is consistent with and satisfies the provisions of Sections 8.2, 8.3, and Appendix 1. Distributions to a Participant shall be made in cash or through the purchase of irrevocable nontransferable deferred commitments from an insurer. Except as permitted by Regulations, the termination of the Plan shall not result in the reduction of "Section 411(d)(6) protected benefits."

         (b) If the Company shall be dissolved or liquidated; shall by appropriate legal proceedings be adjudged a bankrupt; or in the event legal proceedings of any kind shall be involuntary dissolved, the Plan shall thereupon terminate. If, however, the Company (i) is consolidated or merged with another company or (ii) sells all or substantially all of its assets to another company, provision shall be made by which the Plan shall be continued by such successor or purchaser, and in such event the successor or purchaser shall be substituted for the Company hereunder.

SECTION 11.3 MERGER.

        The Plan and its assets shall not be merged or consolidated with, nor shall any assets or liabilities be transferred to, any other plan, unless each Participant would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit such persons would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan then terminated).

                                   ARTICLE XII
                                  MISCELLANEOUS

SECTION 12.1  RIGHT TO EMPLOYMENT OR BENEFITS.

        (a) Nothing contained in the Plan shall be deemed to give any Participant a right to remain in the employ of the Participating Employers or the Associated Companies.

        (b) Nothing contained in the Plan shall be deemed to give any Participant or Beneficiary any right or claim to benefits except as expressly provided in the Plan.

SECTION 12.2  INALIENABILITY.

      Benefits under the Plan may not be assigned or alienated. However, the prior sentence shall not apply to the creation, assignment, or recognition of any benefit payable with respect to a Participant pursuant to a "qualified domestic relations order" as defined in Section 414(p) of the Code.

SECTION 12.3  MISC. PAYMENT OF BENEFIT RULES.

        (a) If any Participant or Beneficiary eligible to receive benefits under this Plan is, in the opinion of the Company, legally, physically, or mentally incapable of personally receiving and receipting for any payment under the Plan, the Company may direct payments to such other person, persons, or institutions who (in the opinion of the Company) are then maintaining or having custody of such payee until claims are made by a duly appointed guardian or other legal representative of such payee. Such payments shall constitute a full discharge of the liability of the Plan to the extent thereof.

        (b) The Company may require a Participant or Beneficiary to complete and file with the Company such information as requested by the Company. All consents, elections, applications, designations, etc. required or permitted under the Plan must be made on forms prescribed and furnished by the Company, and shall be recognized only if properly completed, executed, and filed with the Company. The Company may rely upon all such information so furnished it, including the Participant's or Beneficiary's current mailing address and age.

        (c) If it is found that the amount of a benefit under the Plan with respect to a Participant is incorrect because of a misstatement as to his/her age, Vesting Service, Compensation, or any other relevant fact, the amount of payments shall be equitably adjusted to the amount that is based on the correct facts with respect to him/her. If it is ascertained that an overpayment has been made, the amount of such overpayment shall be charged against any further payment to be made to the Participant to whom such overpayment was made. If it is ascertained that an underpayment has been made, the amount of such underpayment shall be paid to the person entitled thereto.

         (d) The Company shall have the right to require of any person entitled to a payment under the Plan satisfactory evidence that he/she is living on the date such payment is due.

SECTION 12.4  CHANGES TO PLAN NECESSARY TO QUALIFY UNDER
              ERISA AND THE CODE.

        If any provisions of the Plan do not meet the requirements of the Code as now in effect or as hereafter amended, the Company and the Association shall meet and negotiate under the Railway Labor Act such modifications to the Plan as are necessary to meet the requirements of the Code.

SECTION 12.5  COMPANY ACTION.

         (a) Except as may be specifically provided herein, any action required or permitted to be taken by the Company may be taken on behalf of the Company by any officer of the Company.

         (b) Except as may be specifically provided herein, any action required or permitted to be taken by a Participating Employer may be taken on behalf of such Participating Employer by any officer of such Participating Employer.

         (c) The Letter of Agreement establishing the Retirement Board is attached as Appendix 2 and any action required or permitted to be taken by the Company or Participating Employer must be made in a manner that does not violate such agreement.

SECTION 12.6  CONSTRUCTION OF PLAN.

         (a) The headings of articles and sections are included herein solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall be controlling.

         (b) To the extent not preempted by ERISA, the Plan shall be governed, construed, administered, and regulated according to the laws of the State of Hawaii.

SECTION 12.7  TOP-HEAVY RULES.

           The top-heavy provisions set forth in Section 416 of the Code do not apply to this Plan because it is not top-heavy and covers only employees who are included in a unit of employees covered by a collective-bargaining agreement in which retirement benefits were the subject of good faith bargaining between employers and employee representatives.

            IN WITNESS WHEREOF, the Company has executed this document effective as of January 1, 1989.

                                         HAWAIIAN AIRLINES, INC.

                                     By  /s/ Bruce R. Nobles           12/23/94
                                         --------------------------------------
                                         Its Chairman, President and CEO

                                     By  /s/ Rae A. Capps              12/23/94
                                         --------------------------------------
                                         Its Vice President, General Counsel and
                                         Corporate Secretary


                                         FOR THE ASSOCIATION OF FLIGHT
                                         ATTENDANTS IN THE SERVICE OF
                                         HAWAIIAN AIRLINES, INC.

                                     By  /s/ Dee Maki                  12/30/94
                                         --------------------------------------
                                           President
                                           Association of Flight Attendants

                                     By  /s/ Sharon Soper              12/30/94
                                         --------------------------------------
                                           MEC President
                                           Association of Flight Attendants

                                     By  /s/ Diana HuiHui              12/30/94
                                         --------------------------------------
                                           Association of Flight Attendants

                                   APPENDIX 1
                            DISTRIBUTION REQUIREMENTS

SECTION 1.  GENERAL RULES.

        (a) Subject to Section 8.2, the requirements of this Appendix 1 shall apply to any distribution of a Participant's Accounts and shall take precedence over any inconsistent provisions of the Plan. Unless otherwise specified, the provisions of this Appendix 1 apply to calendar years beginning after December 31, 1984.

        (b) All distributions required under this Appendix 1 shall be determined and made in accordance with the proposed regulations under Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of Prop. Treas. Reg. Section 1.401(a)(9)-2.

SECTION 2.  REQUIRED BEGINNING DATE.

       The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's Required Beginning Date.

SECTION 3.  LIMITS ON DISTRIBUTION PERIODS.

       As of the first distribution calendar year, distributions (if not made in a single-sum) may only be made over one of the following periods (or a combination thereof):

        (a)  the life of the Participant,

        (b)  the life of the Participant and a designated beneficiary,

        (c) a period certain not extending beyond the life expectancy of the Participant, or

        (d) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated beneficiary.

SECTION 4.  DETERMINATION OF AMOUNT TO BE DISTRIBUTED EACH YEAR.

        If the Participant's Accounts are to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the Required Beginning Date:

        (a)  INDIVIDUAL ACCOUNT.

             (1) If a Participant's Accounts are to be distributed over (i) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's designated beneficiary or (ii) a period not extending beyond the life expectancy of the designated beneficiary, then the amount required to be distributed for each calendar year (beginning with distributions for the first distribution calendar year) must at least equal the quotient obtained by dividing the Participant's Accounts by the applicable life expectancy.

             (2) For calendar years beginning before January 1, 1989, if the Participant's spouse is not the designated beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

             (3) For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the Participant's Accounts by the lesser of (i) the applicable life expectancy, or (ii) if the Participant's spouse is not the designated beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Prop. Treas. Reg. Section 1.401(a)(9)-2. Distributions after the death of the Participant shall be distributed using the applicable life expectancy in Section 4(a)(1) of this Appendix 1 as the relevant divisor without regard to Prop. Treas. Reg. Section 1.401(a)(9)-2.

             (4) The minimum distribution required for the Participant's first distribution calendar year must be made on or before the Participant's Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Participant's Required Beginning Date occurs, must be made on or before December 31 of that distribution calendar year.

        (b)  OTHER FORMS.

             If the Participant's Accounts are distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code and the proposed regulations thereunder.

SECTION 5.  DEATH DISTRIBUTION PROVISIONS.

            (a) DISTRIBUTION BEGINNING BEFORE DEATH. If the Participant dies after distribution of his/her Accounts has begun, the remaining portion of such Accounts must continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

            (b) DISTRIBUTION BEGINNING AFTER DEATH. If the Participant dies before distribution of his/her Accounts begins, distribution of the Participant's entire Accounts shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death, except to the extent that an election is made to receive distributions in accordance with (1) or (2) below:

                 (1) If any portion of the Participant's Accounts are payable to a designated beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the designated beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died.

                 (2) If the designated beneficiary is the Participant's surviving spouse, the date distributions are required to begin in accordance with Section 5(b) of this Appendix 1 shall not be earlier than the later of
(i) December 31 of the calendar year immediately following the calendar year in which the Participant died or (ii) December 31 of the calendar year in which the Participant would have attained age 70-1/2.

           If the Participant has not made an election pursuant to this
Section 5(b) by the time of his/her death, the Participant's designated beneficiary must elect the method of distribution no later than the earlier of (i) December 31 of the calendar year in which distributions would be required to begin under this Section 5 or (ii) December 31 of the calendar year that contains the fifth anniversary of the date of death of the Participant. If the Participant has no designated beneficiary or if the designated beneficiary does not elect a method of distribution, distribution of the Participant's entire Accounts must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

            (c) For purposes of Section 5(b) of this Appendix 1, if the surviving spouse dies after the Participant but before payments to such spouse begin, the provisions of Section 5(b) (with the exception of paragraph (2) therein) shall be applied as if the surviving spouse were the Participant.

          (d) For purposes of this Section 5, any amount paid to a child of the Participant shall be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

          (e) For purposes of this Section 5, distribution of a Participant's Accounts are considered to begin on the Participant's Required Beginning Date, or if Section 5(c) of this Appendix 1 is applicable, the date distribution is required to begin to the surviving spouse pursuant to Section 5(b) of this Appendix 1. If distribution in the form of an annuity described in Section 4(b)(1) of this Appendix 1 irrevocably commences to the Participant before the Required Beginning Date, the date distribution is considered to begin is the date distribution actually commences.

SECTION 6.  DEFINITIONS.

         In addition to the definitions in Article I, the following definitions shall apply for purposes of this Appendix I:

          (a) "Applicable life expectancy" shall mean the life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or designated beneficiary) as of the Participant's (or designated beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year that has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated, such succeeding calendar year.

          (b) "Designated beneficiary" shall mean the individual who is designated as the beneficiary under the Plan in accordance with Section 401(a)(9) of the Code and the regulations thereunder.

          (c) "Distribution calendar year" shall mean a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year that contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Section 5 of this Appendix 1.

          (d) "Life expectancy" shall mean life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of Treas. Reg. Section 1.72-9.

         Unless otherwise elected by the Participant (or spouse, in the case of distributions described in Section 5(b)(2) of this Appendix 1) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

          (e)  "Accounts" shall mean:

               (1) The Accounts as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the Accounts as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.

               (2) For purposes of the prior paragraph, if any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the Required Beginning Date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

         (f)  "Required Beginning Date" shall mean:

               (1) GENERAL RULE. The Required Beginning Date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70-1/2.

               (2) TRANSITIONAL RULES. The Required Beginning Date of a Participant who attains age 70-1/2 before January 1, 1988, shall be determined in accordance with (i) or (ii) below:

              (i) Non-5% owners. The Required Beginning Date of a Participant who is not a 5% owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70-1/2 occurs.

              (ii) 5% owners. The Required Beginning Date of a Participant who is a 5% owner during any year beginning after December 31, 1979, is the first day of April following the later of [a] the calendar year in which the Participant attains age 70-1/2 or [b] the earlier of the calendar year with or within which ends the Plan Year in which the Participant becomes a 5% owner or the calendar year in which the Participant retires.

The Required Beginning Date of a Participant who is not a 5% owner who attains age 70-1/2 during 1988 and who has not retired as of January 1, 1989 is April 1, 1990.

               (3) A Participant shall be treated as a 5% owner for purposes of this Appendix 1 if such Participant is a 5% owner as defined in Section 416(i) of the Code (determined in accordance with Section 416 but without regard to whether the Plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66-1/2 or any subsequent Plan Year.

               (4) Once distributions have begun to a 5% owner under this Appendix 1, they must continue to be distributed even if the Participant ceases to be a 5% owner in a subsequent year.

SECTION 7.  TRANSITIONAL RULE.

     (a) Notwithstanding the other requirements of this Appendix 1 and subject to the requirements of Section 8.2(c), distribution on behalf of any Participant, including a 5% owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

               (1) The distribution by the Plan is one that would not have disqualified the Plan under Section 401(a)(9) of the Code as in effect prior to amendment by the Deficit Reduction Act of 1984.

               (2) The distribution is in accordance with a method of distribution designated by the Participant whose Accounts are being distributed, or if the employee is deceased, by a beneficiary of such employee.

               (3) Such designation was in writing, was signed by the Participant or the beneficiary, and was made before January 1, 1984.

               (4) The Participant had an Accounts under the Plan as of December 31, 1983.

               (5) The method of distribution designated by the Participant or the beneficiary specifies the time at which distribution shall commence, the period over which distributions shall be made, and in the case of any distribution upon the Participant's death, the beneficiaries of the Participant listed in order of priority.

     (b) A distribution upon death shall not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Participant.

     (c) For any distribution which commences before January 1, 1984 but continues after December 31, 1983, the Participant or the beneficiary to whom such distribution is being made shall be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in Sections 7(a)(1) and (5) of this Appendix l.

     (d) If a designation is revoked, any subsequent distribution must satisfy the requirements of Section 401(a)(9) of the Code and the proposed regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed that would have been required to have been distributed to satisfy Section 401(a)(9) of the Code and the proposed regulations thereunder but for the Section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in Prop. Treas. Reg.
Section 1.401(a)(9)-2. Any changes in the designation shall be considered to be a revocation of the designation. However, the mere substitution or addition of another beneficiary (one not named in the designation) under the designation shall not be considered to be a revocation of the designation so long as such substitution or addition does not alter, directly or indirectly, the period over which distributions are to be made under the designation, directly or indirectly, for example, by altering the relevant measuring life. If an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 of Prop. Treas. Reg.
Section 1.409(a)(9)-2 shall apply.

                                 APPENDIX 2
              LETTER OF AGREEMENT ESTABLISHING RETIREMENT BOARD




                             LETTER OF AGREEMENT
                                   between
                             HAWAIIAN AIRLINES, INC.
                                     and
                             THE FLIGHT ATTENDANTS
                               in the service of
                             HAWAIIAN AIRLINES, INC.
                                as represented by
                      THE ASSOCIATION OF FLIGHT ATTENDANTS

                      ------------------------------------
                                 RETIREMENT BOARD
                      ------------------------------------

     THIS LETTER OF AGREEMENT (hereinafter referred to as the Retirement Board Letter of Agreement) is made and entered into in accordance with the Railway Labor Act, as amended, by and between HAWAIIAN AIRLINES, INC. (hereinafter referred to as the "Company") and the FLIGHT ATTENDANTS in the service of the Company as represented by the ASSOCIATION OF FLIGHT ATTENDANTS (hereinafter referred to as the "Association").

                                  WITNESSETH:

     It is hereby mutually agreed as follows:

     1.  ESTABLISHMENT OF RETIREMENT BOARD.

         A. There shall be established a Retirement Board (hereinafter referred to as the "Board") hereunder for the purpose of hearing and determining all disputes which may arise out of the application, interpretation or administration of the Retirement Plan (hereinafter referred to as the "Plan") provided by the Company or with respect to the Trustee, Trustees or Insuring Companies utilized in connection therewith or concerning participation in or benefits under the Plan, and the actuarial soundness and adequacy of funding such Plan with respect to the beneficiaries covered thereby. The Board may also recommend benefits and administrative procedures to the Company which the Company may wish to provide on a voluntary basis and shall review any benefits the Company wishes to provide on a voluntary basis to the individuals covered by this Retirement Board Letter of Agreement.

Page 2
Letter of Agreement re Retirement Board

         B. The Board shall consist of four (4) members, two (2) of whom shall be selected by the Company and two (2) of whom shall be selected by the Association (the latter shall hereafter be referred to as the Retirement Committee). The Company shall establish its own rules for the selection of the members of the Board to be selected by it and the Association shall likewise establish its own rules for the selection of the members of the Board to be selected by it. The Company shall also select one (1) alternate member who may act for either of the two (2) members of the Board appointed by the Company in the event of inability to act of one (1) of such members, and the Association shall likewise select one (1) alter-nate member who may act for either of the two (2) members of the Board appointed by the Association in the event of the absence or inability to act of one (1) of such members. Either the Company or the Association may, at any time, remove a member appointed by and may select a member to fill any vacancy among the members selected by it. Both the Company and Association shall, in writing, notify each other respectively concerning such selections which shall con-tinue until further written notice.

         C. Three (3) members of the Board shall constitute a quorum for the transaction of business. At all Board meetings, Company members present shall be entitled to one (1) vote each. If at any such meeting two (2) Company members are not present, the Company member present may cast two (2) votes and if two (2) Association members are not present, the Association member present may cast two (2) votes.

         D. The Board shall have the authority to appoint sub-commit-tees from among the members of the Board to handle any problems within the jurisdiction of the Board. Such sub-committees shall report exclusively to the Board.

         E. The compensation, travel and other reasonable living ex-penses, if any, of members of the Board selected by the Company which are incidental to the holding of such meetings and performing functions of the Board, shall be paid by the Company. The compen-sation, travel and other reasonable living expenses, if any, of members of the Board selected by the Association which are inci-dental to the holding of such meetings and performing functions of the Board shall be paid by the Association.


         F. All decisions and actions taken by the Board shall be by the affirmative vote or agreement of not less than three (3) mem-bers. Such affirmative vote or agreement shall be set forth in writing and signed by the members of the Board. All decisions of the Board shall be final and binding upon the Company, the Associa-tion and any other person having an interest in, under or derived from the Plan.

Page 3
Letter of Agreement re Retirement Board



         G. If the Board shall fail to agree on any matter or dispute coming before it, it shall within ten (10) days from the date of such failure to agree, designate an Impartial Referee. If the Board does not agree upon the selection of an Impartial Referee within such ten (10) day period, then either the Company or the Association may apply to the National Mediation Board for the designation by the National Mediation Board of an Impartial Referee. The matter or dispute shall be submitted to the Board sitting with the Impartial Referee, who shall act as chairman during the proceedings pertaining to such matter or dispute. Such Impartial Referee shall have one (1) vote. Three (3) affermative votes shall be required to render a decision or determination on matters coming before the Board sitting together with the Impartial Referee.

         H. The compensation and expenses of the Impartial Referee and expenses incidental to the conduct of proceedings coming before the Board shall be shared equally between the Company and the Association.

         I. The Board shall meet at least twice each year. Such meetings and other meetings of the Board may be called by mutual agreement of the members of the Board upon thirty (30) days notice to the other members of the Board. Such meetings shall be conducted at the Company's offices unless otherwise agreed to by the members of the Board.

     2. POWERS OF THE BOARD. The powers of the Board shall include, but not necessarily be limited to, the following:

         A. The Board shall have the power and obligation to deter-mine all disputes which may arise out of the application, inter-pretation or administration of the Plan or with respect to the Trustee, Trustees, Insuring Companies or Investment Advisors utilized in connection therewith, or concerning participation in or benefits under the Plan, or the actuarial soundness and adequacy of funding the Plan with respect to the beneficiaries covered thereby.

         B. The Board shall have the power to affirm, reverse or otherwise modify any administrative system, form, or decision and affirm, reverse or otherwise modify any action or proposed action which gives rise to any dispute.

         C. The Board shall have no power to add to, subtract from, or modify any of the terms of the Plan.

         D. The Board shall have the power to establish rules of procedures for the conduct of its business and of hearings before it, which rules shall not be inconsistent with the provisions of the Plan or Trust.

Page 4
Letter of Agreement re Retirement Board



        3. FUNCTIONS OF THE BOARD. The rights and functions of the Board shall include, but not necessarily be limited to the following;

         A. The Board shall have the right to approve, remove or change any Trustee or Insuring Company appointed by it or the Company used in connection with the Plan.

         B. The Board shall have the right to approve, remove or change the Company's appointment of any persons or firms used to provide administrative services to the Plan (hereinafter referred to as the Administrator).


         C. The Board shall have the right to approve, remove or change the Company's appointment of any persons or firms who have the power to direct investment of any funds held by the Trustee, Trustees or Insuring Company (hereinafter called the Investment Advisor) in connection with any of the Plan.


         D. Should the Board notify the Company that any Trustee, Insuring Company, Actuary, Administrator or Investment Advisor is unsatisfactory, the Company shall immediately notify the Trustee or Insuring Company that the authority of such Trustee, Insuring Company, Actuary, Administrator or Investment Advisor shall ter-minate ninety (90) days from the date the Company was notified that such individual or organization was found unsatisfactory to the Board. If the Company is unable to select a replacement satis-factory to the Board within the ninety (90) day period referred to above, the Board shall select a replacement and the Company shall notify the appropriate individual or organization of such replace-cent forthwith.


         E. The Board shall have the right to examine all books, records, reports, regulations, policies and procedures relative to the Plan including Trustee and Insuring Company instruments, amend-ments, actuarial, Trustees' and Insuring Company reports for the Plan, Trust Fund accounts or accounting and any other data relating to the Plan.


         F. The Board shall have the right to review the status and administration of the Plan, Trust Fund, or Insurance Contract, and in the appropriate case, make recommendations to the Company, the Association, the Trustee, Insuring Company and/or Investment
     Advisor.   The  Board  shall  prepare  periodic  reports  of  its
     functions, actions and decisions and supply the source to the Company and the Association.


     4.    DUTIES OF THE COMPANY, THE TRUSTEE AND/OR INSURING COMPANY.

         A. The Company shall require the Trustee and/or Insuring Company to keep accurate and detailed records and accounts of all transactions affecting the funds which it holds in connection with

Page 5
Letter of Agreement re Retirement Board

     the Plan. At least annually, a written report of the adminis-tration, operation and an accounting of such funds shall be prepared and submitted to the Board in a form satisfactory to the Board.

         B. The Company shall require the Trustee and/or Insuring Company to issue a receipt to the Board for all contributions and deposits remitted by the Company pursuant to the Plan. Such receipt shall contain a description with respect to the purpose of each contribution received. Furthermore, if deposits or contributions are not received within thirty-one (31) days of the date such monies should have been remitted in accordance with the Plan or if remittances develop a pattern of recurring delinquency, the Company shall require the Trustee or Insuring Company to notify the Retirement Committee of such delinquencies automatically. The Company shall also require the Trustee or Insuring Company to report to the Retirement Committee automatically any remittance which is obviously inadequate under the provisions of the Plan. In this regard, the Trustee and/or Insuring Company shall only be responsible to detect inadequacies which would be obvious to a "reasonable man" unless the Trustee or Insuring Company has direct notice of inadequacy.


         C. In order that the Board and Retirement Committee shall receive the information to which it is entitled, the Company shall deliver a copy of this Retirement Board Letter of Agreement to the Trustee and/or Insuring Company and any subsequent amendment or modification hereto.

         D. The Company shall deliver a written financial report on the status of all Trusts, Trust Funds, or Insurance Policies to the Board not less than annually, in a form satisfactory to the Board.

         E. The Company shall submit a description of any funding methods and actuarial assumptions used in or by the Plan to the Board for approval and no such method or assumption shall operate under the Plan unless approved by the Board in advance.

         F. The Company shall deliver to the Board copies of any Internal Revenue Service determination letters initially qualifying the Plan and copies of all subsequent correspondence by and between the Internal Revenue Service, the Company and/or the Trustees relative to the tax status of the Plan or the benefits thereunder.

         G. The Company shall deliver to the Board copies of fee schedules for all professional services rendered to the Plan, Trust or Insurance Policies, including, but not limited to, trustee fees, insurance commissions, actuarial fees, administrative fees, legal fees, investment counseling fees, etc.

Page 6
Letter of Agreement re Retirement Board

         H. The Company shall deliver to the Board and to the Association at its Home Office at 1625 Massachusetts Avenue, N.W., Washington, D.C. 20036, copies of all Plans and trust documents and any master annuity contracts used in providing and/or funding benefits of the Plan.


         I. The Company shall deliver to the Board copies of all filings in compliance with any state or federal disclosure laws or similar or related legislation.


         J.  Thirty (30) days prior to the printing, distribution
     and/or use, the Company shall furnish the Board with a copy of any booklet describing the benefits of the Plan, employee statement or any other administrative form for approval. If the form or content of any such document should prove unsatisfactory to the Board, the Company shall proceed to modify the document in a manner which will
     satisfy  the  Board.   If  the  Company  cannot  provide  a form
     satisfactory to the Board within a reasonable time, the Board shall have the right to prepare such form on its own initiative at Company expense.


         K. The Company shall furnish the Board with any other information reasonably related to the Trust, Plan or Insurance Policy (or their administration) which may be requested by the Board.

         L. Fifteen (15) days prior to the giving of any direction to the Trustee and/or Insuring Company, the Company shall serve upon the Board a copy of the proposed direction. In the event that within said fifteen
     (15) day period the Board or any agent acting on its behalf shall serve notice of objection to such direction upon the Company, the giving of such proposed direction shall be deferred and the matter will be submitted to the Board. When the matter shall have been determined by the Board, the Company shall give a direction to the Trustee or Insuring Company effectuating such determination. At the time of each direction, the Company shall certify to the Trustee or Insuring Company that the proposed direction was so served upon the Board and either that no objection thereto was made within the fifteen (15) day period or that the direction given effectuates the determination of the Board, and the Trustee or Insuring Company may conclusively rely upon such certification.

         M. The Company and the Trustee and/or Insuring Company shall furnish to the members of the Board all records and material set forth above within thirty (30) days from the date on which such material may have been prepared or compiled; and in any case, annual D-2s, actuarial reports, Trustees' and Insuring Companies' reports for the Plan shall be furnished to the Retirement Committee not less frequently than once each year. The Retirement Committee

Letter of Agreement re Retirement Board



     may request and shall be entitled to receive additional material and data relating to the foregoing.

         N. The Company shall pay all the expenses of administration and operation of the Plan unless specifically indicated to the contrary,

     5.   IMPLIED POWERS OF THE BOARD.

     In addition to the above, the Board and Retirement Committee shall have any and all necessary powers to carry out their duties hereunder or which are reasonably implied by the provisions of the Plan, this Retirement Board Letter of Agreement, Trust Agreement or Insurance Policy.

         This RETIREMENT BOARD Letter of Agreement shall become effective as of October 1, 1979, and shall remain in full force and effect concurrently with the basic employment agreement between the Company and the Association effective October 1, 1979, as it may from time to time be amended, subject to the provisions of Section 27 thereof.

         IN WITNESS WHEREOF, the parties hereto have signed this RETIREMENT BOARD Letter of Agreement as of this 29th day of April, 1980.

FOR THE FLIGHT ATTENDANTS IN THE
SERVICE OF HAWAIIAN AIRLINES, INC.          FOR HAWAIIAN AIRLINES, INC.

/s/ Linda Puchala                            /s/ Simeon K. Bright, Jr.
- ---------------------------------            ---------------------------------
Linda Puchala, President                     Simeon K. Bright, Jr.
Association of Flight Attendants             Vice President, Customer Services

WITNESS:                                     WITNESS:

/s/ Nina Reppun                              /s/ Georgia Rosen
- ---------------------------------            ---------------------------------
Nina Reppun                                  Georgia Rosen
MEC Chairperson                              Director -In-Flight Services


/s/ Janis S. Saito                           /s/ Sharon Mercer
- ---------------------------------            ---------------------------------
Janis S. Saito                               Sharon Mercer
Committeeperson                              Manager - In-Flight Services

/s/ Rosalita Dawson                          /s/ Albert Pattison
- ---------------------------------            ---------------------------------
Rosalita Dawson                              Albert Pattison
Committeeperson                              Industrial Relations Administrator

                                                        ID # 2508s

                                 AMENDMENT 1 TO
                            HAWAIIAN AIRLINES, INC.
                       401(k) PLAN FOR FLIGHT ATTENDANTS



         In accordance with Section 11.1 of the Hawaiian Airlines, Inc. 401(k) Plan for Flight Attendants (hereinafter the "Plan"), the Plan is hereby amended in the following respects:

         1. Section 2.2 of the Plan is hereby amended to read in its entirety as follows:

             All of an Employee's years of service with a Participating Employer shall be counted to determine the nonforfeitable percentage of the Employee's account balance derived from employer contributions, including years spent as a nonparticipant and those when the Employee was in a category of Employees excluded from the Plan.

     2. Section 8.3(d) of the Plan is hereby amended by adding a new sentence at the end thereof to read in its entirety as follows:

     No such withdrawals shall be permitted from a Participant's
     Participating Employer Contribution Account, Salary Reduction Contribution Account, or Matching Account.

     The amendments set forth herein shall be effective as of January 1, 1989.

     To record the adoption of this amendment, Hawaiian Airlines, Inc. has executed this document this 17th day of October, 1995.

FOR THE ASSOCIATION OF FLIGHT        HAWAIIAN AIRLINES, INC.
ATTENDANTS IN THE SERVICE OF
HAWAIIAN AIRLINES, INC.
                                     By /s/ Bruce R. Nobles
                                       ---------------------------------
                                       Its Chairman, President & CEO
By /s/ Patricia A. Friend
   -------------------------------
   President
   Association of Flight             By /s/ Rae A. Capps
   Attendants                          ---------------------------------------
                                       Its Vice President, General Counsel
                                       and Corporate Secretary
By /s/ Sharon Soper
  ---------------------------------
  MEC President
  Association of Flight
  Attendants



By /s/ Diana HuiHui
  ---------------------------------
  Association of Flight
  Attendants